Exhibit 10.1

EXECUTION VERSION

JOINDER AGREEMENT AND AMENDMENT NO. 6 TO CREDIT AGREEMENT

THIS JOINDER AGREEMENT AND AMENDMENT NO. 6 TO CREDIT AGREEMENT, dated as of June 29, 2020 (this “Agreement”), is by and among Ingersoll Rand Inc. (f/k/a Gardner Denver Holdings, Inc.) (“Holdings”), Gardner Denver, Inc. (the “U.S. Borrower”), Ingersoll-Rand Services Company (the “Spinco Borrower”), GD German Holdings II GmbH (the “German Borrower”), Gardner Denver Holdings Ltd. (the “UK Borrower”; and together with the German Borrower, the “Foreign Borrowers”; the Foreign Borrowers, together with the U.S. Borrower and the Spinco Borrower, the “Borrowers”), the other Credit Parties party hereto, the New Term Loan Lenders party hereto (each, a “New Term Loan Lender”), the New Revolving Loan Lenders party hereto (each, a “New Revolving Loan Lender”; the New Term Loan Lenders, together with the New Revolving Loan Lenders, the “New Loan Lenders”) and Citibank, N.A., as Administrative Agent and Collateral Agent.

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of July 30, 2013 (as amended by Amendment No. 1 to Credit Agreement, dated as of March 4, 2016, Amendment No. 2, dated as of August 17, 2017, Amendment No. 3, dated as of December 13, 2018, Amendment No. 4, dated as of June 28, 2019, and Amendment No. 5, dated as of February 28, 2020, and as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; and the Credit Agreement, as amended by this Agreement and as further amended, restated, supplemented or otherwise modified from time to time, the “Amended Credit Agreement”), among Holdings, the Borrowers, the lenders or other financial institutions or entities and other parties from time to time party thereto and Citibank N.A., as Administrative Agent, Collateral Agent, Swingline Lender and a Letter of Credit Issuer. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the respective meanings given to them in the Amended Credit Agreement; and

WHEREAS, subject to the terms and conditions of the Credit Agreement, each Borrower may establish New Revolving Credit Commitments and/or New Term Loan Commitments by, among other things, entering into one or more Joinder Agreements with New Revolving Loan Lenders and/or New Term Loan Lenders; and

WHEREAS, pursuant to Section 2.14 and Section 13.1 of the Credit Agreement, the Credit Parties and the Administrative Agent desire to amend the Credit Agreement to make the technical and corresponding amendments to the Credit Agreement contemplated herein;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each New Term Loan Lender party hereto hereby agrees to commit to provide its New Term Loan Commitment set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below and in the Amended Credit Agreement (such New Term Loan Commitments, the “Series A New Term Loan Commitments”, and the New Term Loans made to the U.S. Borrower in respect of such Series A New Term Loan Commitments on the Amendment No. 6 Effective Date (as defined below) pursuant to this Agreement and the Amended Credit Agreement, the “Series A New Term Loans”).

Each New Revolving Loan Lender party hereto hereby agrees to commit to provide its respective New Revolving Credit Commitment set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below and in the Amended Credit Agreement (such New Revolving Credit Commitments constituting an increase in the 2019 Revolving Credit Commitments of the applicable New Revolving Loan Lenders as of the Amendment No. 6 Effective Date).

Each New Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents and the exhibits thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, any other New Loan Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended Credit Agreement; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Amended Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Amended Credit Agreement are required to be performed by it as a New Term Loan Lender and/or New Revolving Loan Lender, as the case may be.

Each New Loan Lender hereby agrees to make its respective Commitment on the following terms and conditions:

1.	Applicable Margin. The Applicable Margin for each Series A New Term Loan shall mean, as of any date of determination, the applicable percentage per annum set forth in clause (d) of the definition of “Applicable Margin” in the Amended Credit Agreement.

2.	Principal Payments. The U.S. Borrower shall make principal payments on the Series A New Term Loans in installments on the dates and in the amounts set forth in Section 2.5(c)(ii) of the Amended Credit Agreement.

3.	Voluntary and Mandatory Prepayments. Scheduled installments of principal of the Series A New Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Series A New Term Loans in accordance with Sections 5.1, 5.2(a) and 5.2(c) of the Amended Credit Agreement, respectively.

4.	Prepayment Fees. The U.S. Borrower agrees to pay to each New Term Loan Lender the prepayment fees, if any, set forth in Section 5.1(c) of the Amended Credit Agreement.

5.	Other Fees. The U.S. Borrower agrees to pay each New Term Loan Lender its pro rata share (determined based upon each New Term Loan Lender’s share of the Series A New Term Loan Commitments on the Amendment No. 6 Effective Date) of an aggregate upfront fee equal to 1.50% of the aggregate principal amount of Series A New Term Loans funded on the Amendment No. 6 Effective Date (which fee may be structured as original issue discount).

6.	Proposed Borrowing. This Agreement represents a request by the U.S. Borrower to borrow Series A New Term Loans in Dollars from the New Term Loan Lenders as follows (the “Proposed Borrowing”):

(a)	Business Day of Proposed Borrowing: June 29, 2020

(b)	Amount of Proposed Borrowing: $400,000,000.00

(c)	Interest rate option: LIBOR Loans with an initial Interest Period of one month ending July 29, 2020.

7.	New Loan Lenders. Each New Loan Lender acknowledges and agrees that upon its execution of this Agreement and the making of the Series A New Term Loans and/or the providing of the New Revolving Credit Commitments, as the case may be, that such New Loan Lender shall become (or shall continue to be) a “Lender” under, and for all purposes of, the Amended Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

8.	Credit Agreement Governs. Except as set forth in this Agreement, the Series A New Term Loans and the New Revolving Loans shall otherwise be subject to the provisions of the Amended Credit Agreement and the other Credit Documents. The U.S. Borrower hereby designates the Series A New Term Loans a separate Series of New Term Loans for all purposes of the Amended Credit Agreement and the other Credit Documents in accordance with Section 2.14(a) of the Amended Credit Agreement. The Increased Amount Date in respect of the Series A New Term Loan Commitments shall be the Amendment No. 6 Effective Date. The New Revolving Credit Commitments shall constitute increases in and shall constitute the same Class as the 2019 Revolving Credit Commitments, and the New Revolving Loans made pursuant to such New Revolving Credit Commitments shall constitute and be of the same Class as the 2019 Revolving Credit Loans.

9.	Borrower Certifications; Representations. By its execution of this Agreement, (i) each Borrower hereby certifies that no Event of Default exists on the date hereof before or after giving effect to the Series A New Term Loan Commitments and/or New Revolving Credit Commitments contemplated hereby, (ii) each Credit Party hereby represents and warrants that it (a) has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of this Agreement, and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Agreement and (b) has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity, (iii) each Credit Party hereby represents and warrants that the execution, delivery and performance by such Credit Party of this Agreement, will not (a) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of its Restricted Subsidiaries (other than Liens created under the Credit Documents) pursuant to, the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which such Credit Party or any of its Restricted Subsidiaries is a party or by which it or any of its property or assets is bound other than any such breach, default or Lien that could not reasonably be expected to result in a Material Adverse Effect or (c) violate any provision of the certificate of incorporation, by-laws, articles or other organizational documents of such Credit Party or any of its Restricted Subsidiaries and (iv) each Credit Party hereby represents and warrants that all representations and warranties of the Credit Parties contained herein, in the Amended Credit Agreement or in the other Credit Documents shall be true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects (after giving effect to such qualification)) with the same effect as though such representations and warranties had been made on and as of the Amendment No. 6 Effective Date (and, for purposes of Sections 8.8 and 8.17 of the Amended Credit Agreement, with each reference therein to the “Amendment No. 5 Effective Date”, the “Confidential Information Memorandum” and the “Transactions contemplated by the Amendment No. 5” being deemed to be a reference to the “Amendment No. 6 Effective Date”, the “Lender Presentation dated June 22, 2020 in connection with the Series A New Term Loans” and the “transactions contemplated by the Amendment No. 6”, respectively), except to the extent that such representations and warranties expressly relate to an earlier specified date or period, in which case such representations and warranties shall have been true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects (after giving effect to such qualification)) as of the date when made or for the respective period, as the case may be.

10.	Notice. For purposes of the Amended Credit Agreement, the initial notice address of each New Loan Lender shall be as set forth below its signature below.

11.	Tax Forms. For each relevant New Loan Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such New Loan Lender may be required to deliver to the Administrative Agent pursuant to Section 5.4(d) and/or Section 5.4(e) of the Amended Credit Agreement.

12.	Recordation of the New Loans. Upon execution and delivery hereof, the Administrative Agent will record the Series A New Term Loans and/or New Revolving Loans, as the case may be, made by each New Loan Lender in the Register.

13.	Amendments to Credit Agreement. Pursuant to Section 2.14(f) of the Credit Agreement, the Credit Parties party hereto and the Administrative Agent agree that, effective on the Amendment No. 6 Effective Date, the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit A hereto and made a part hereof.

14.	Effectiveness. This Agreement shall be effective on the date (the “Amendment No. 6 Effective Date”) on which each of the following conditions have been satisfied (or waived) in accordance with the terms therein:

(i) this Agreement shall have been executed and delivered by (a) each Credit Party, (b) each New Term Loan Lender with a New Term Loan Commitment set forth on Schedule A annexed hereto, (c) each New Revolving Loan Lender with a New Revolving Credit Commitment set forth on Schedule A annexed hereto and (d) the Administrative Agent;

(ii) all fees and reasonable and documented out-of-pocket expenses required to be paid on the Amendment No. 6 Effective Date pursuant to the separate written agreement of the U.S. Borrower and the Series A Arrangers, to the extent invoiced at least three Business Days prior to the Amendment No. 6 Effective Date (except as otherwise reasonably agreed in writing by the U.S. Borrower), shall have been, or will be substantially simultaneously, paid (which amounts may, at the U.S. Borrower’s option, be offset against the proceeds of any borrowing on the Amendment No. 6 Effective Date);

(iii) the Administrative Agent shall have received a customary closing certificate of each Credit Party as of the date hereof, dated the date hereof, executed by an Authorized Officer of such Credit Party which includes (a) a good standing certificate (to the extent such concepts exist) for each Credit Party from the applicable governmental authority of such Credit Party’s jurisdiction of incorporation, organization or formation, (b) a copy of the resolutions of the board of directors or other managers of each Credit Party (or duly authorized committee thereof) authorizing the execution and delivery of this Agreement and the performance by it of this Agreement, (c) (x) a copy of the certificate of incorporation and by-laws, certificate of formation and operating agreement or other comparable organizational documents, as applicable, of each Credit Party or (y) a certification by an Authorized Officer of such Credit Party, dated the date hereof, that there have been no amendments to such organizational documents, as applicable, since the date copies thereof were most recently delivered to the Administrative Agent and (d) (x) the signature and incumbency certificates of the Authorized Officers of each Credit Party executing this Agreement or (y) a certification by an Authorized Officer of such Credit Party, dated the date hereof, that there have been no changes to the list of Authorized Officers of such Credit Party since the date signature and incumbency certificates in respect thereof were most recently delivered to the Administrative Agent;

(iv) the Administrative Agent shall have received an opinion of (a) Simpson Thacher & Bartlett LLP, as New York counsel to the Credit Parties, (b) Addleshaw Goddard (Germany) LLP, as German counsel to the Credit Parties and (c) Bryan Cave Leighton Paisner LLP, as English counsel to the Credit Parties, each in form and substance reasonably satisfactory to the Administrative Agent;

(v) the representations and warranties in Section 9 of this Agreement shall be true and correct in all material respects (or if qualified by “materiality,” “material adverse effect” or similar language, in all respects (after giving effect to such qualification)) on the Amendment No. 6 Effective Date (and, for purposes of Sections 8.8 and 8.17 of the Amended Credit Agreement, with each reference therein to the “Amendment No. 5 Effective Date”, the “Confidential Information Memorandum” and the “Transactions contemplated by the Amendment No. 5” being deemed to be a reference to the “Amendment No. 6 Effective Date”, the “Lender Presentation dated June 22, 2020 in connection with the Series A New Term Loans” and the “transactions contemplated by the Amendment No. 6”, respectively) (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (or if qualified by “materiality,” “material adverse effect” or similar language, in all respects (after giving effect to such qualification)) as of such earlier date);

(vi) the Administrative Agent and the Series A Arrangers shall have received at least three Business Days prior to the Amendment No. 6 Effective Date all documentation and other information about the Borrowers and the Guarantors as shall have been reasonably requested in writing by the Administrative Agent or the Series A Arrangers at least ten calendar days prior to the Amendment No. 6 Effective Date and as required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act;

(vii) the Administrative Agent shall have received a solvency certificate as to the U.S. Borrower and its Restricted Subsidiaries on a consolidated basis (as of the Amendment No. 6 Effective Date and giving effect to the transactions contemplated by this Agreement), certified by a senior authorized financial officer of the U.S. Borrower; and

(viii) no Event of Default shall exist on the Amendment No. 6 Effective Date before or after giving effect to the Series A New Term Loan Commitments and/or the New Revolving Credit Commitments.

15.	Reaffirmation. Each of the undersigned Credit Parties (in each of its capacities under the Credit Documents) acknowledges and confirms that with effect from (and including) the Amendment No. 6 Effective Date (i) all of its Obligations (as amended hereby) under the Amended Credit Agreement and each other Credit Document to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) its grant of guarantees and/or security interests pursuant to the Credit Documents are reaffirmed and remain in full force and effect and will guarantee and/or secure its Obligations under the Amended Credit Agreement and each other Credit Document, (iii) the Obligations include and extend to, among other things and without limitation, the due and punctual payment of the principal of and interest on the Series A New Term Loans and the New Revolving Loans, and (iv) the execution of this Agreement shall not operate as a waiver of any right, power or remedy of the Administrative Agent, the Collateral Agent or any other Secured Party, constitute a waiver of any provision of any of the Credit Documents or serve to effect a novation of the Obligations.

For avoidance of doubt, the German Borrower in its capacity as a Borrower and the UK Borrower in its capacity as a Borrower confirms that with effect from (and including) the Amendment No. 6 Effective Date, the security created pursuant to the Security Documents to which the applicable Borrower is a party shall remain in full force and effect to continue to secure its Obligations (as amended hereby) under the Amended Credit Agreement and each other Credit Document.

16.	Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

17.	Entire Agreement. This Agreement, the Amended Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

18.	GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

19.	Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

20.	Counterparts. This Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

21.	Conditions Subsequent for Utilization of New Revolving Loans by German Borrower. On or prior to the delivery of any Notice of Borrowing by the German Borrower for any Borrowing of the New Revolving Loan after the Amendment No. 6 Effective Date, and pursuant to Section 9.14(a) of the Amended Credit Agreement, Holdings will, and will cause the German Borrower and each German Subsidiary Guarantor (together, the “German Credit Parties”) to deliver the following documents, it being understood that none of the following documents need to be delivered if the German Borrower refrains from delivering any Notice of Borrowing for any Borrowing of the New Revolving Loans:

(a)	A copy of the following in relation to each German Credit Party:

(i)	an electronic copy of an up-to-date commercial register extract “Handelsregisterauszug” retrieved electronically “elektronisch abgerufen” from the electronic commercial register “elektronisches Handelsregister”;

(ii)	an electronic copy of its articles of association “Satzung”, retrieved electronically “elektronisch abgerufen” from the electronic commercial register “elektronisches Handelsregister”; and

(iii)	an electronic copy of its list of shareholders “Gesellschafterliste”, retrieved electronically “elektronisch abgerufen” from the electronic commercial register “elektronisches Handelsregister”.

(b) An electronic copy of a resolution of the board of directors or board of managers or of the supervisory board and/or equivalent body or the shareholders of each German Credit Party:

(i)	approving the terms of, and the transactions contemplated by, the Credit Documents to which it is a party and resolving that it execute, deliver and perform the Credit Documents to which it is a party;

(ii)	authorizing a specified person or persons to execute the Credit Documents to which it is a party on its behalf; and

(iii)	authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices (including, if relevant, any utilization request and other notices) to be signed and/or dispatched by it under or in connection with the Credit Documents to which it is a party.

(c) An electronic copy of a specimen of the signature of each person authorized by the resolution(s) referred to in paragraph (b) above or otherwise in accordance with applicable law in relation to the Credit Documents and related documents.

(d) An electronic copy of a certificate of an authorized signatory of each relevant German Credit Party certifying that each copy document relating to is correct, complete and in full force and effect and has not been amended or superseded as of a date no earlier than the date of the Credit Documents listed below.

(e) A security confirmation agreement in relation to the non-accessory security interest granted by the German Credit Parties.

(f) A subsequent ranking share pledge and confirmation agreement in relation to the shares in the German Borrower.

(g) A legal opinion (or an electronic copy) of Addleshaw Goddard LLP, as German counsel to the Credit Parties, or any other German counsel to the Credit Parties, as to the capacity, due execution and no conflict with German laws in form and substance reasonably satisfactory to the Administrative Agent.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

HOLDINGS:

INGERSOLL RAND INC.

By:	/s/ Andrew Schiesl
Name: Andrew Schiesl
Title: Authorized Signatory

U.S. BORROWER:

GARDNER DENVER, INC.

By:	/s/ Andrew Schiesl
Name: Andrew Schiesl
Title: Authorized Signatory

SPINCO BORROWER:

INGERSOLL-RAND SERVICES COMPANY

By:	/s/ Andrew Schiesl
Name: Andrew Schiesl
Title: Authorized Signatory

GERMAN BORROWER:

GD GERMAN HOLDINGS II GMBH

By:	/s/ Andrew Schiesl
Name: Andrew Schiesl
Title: Authorized Signatory

UK BORROWER:

GARDNER DENVER HOLDINGS LTD.

By:	/s/ Andrew Schiesl
Name: Andrew Schiesl
Title: Authorized Signatory

[Signature Page to Joinder Agreement and Amendment No. 6 to Credit Agreement]

OTHER CREDIT PARTIES:

GD GLOBAL HOLDINGS, INC.
GARDNER DENVER INVESTMENTS, INC. GARDNER DENVER INTERNATIONAL, INC.
GD GLOBAL HOLDINGS II, INC.

By:	/s/ Andrew Schiesl
Name: Andrew Schiesl
Title: Authorized Signatory

EMCO WHEATON USA, INC. GARDNER DENVER NASH LLC GARDNER DENVER THOMAS, INC. LEROI INTERNATIONAL, INC.
GARDNER DENVER PETROLEUM PUMPS, LLC THOMAS INDUSTRIES INC.
TRI-CONTINENT SCIENTIFIC, INC.

By:	/s/ Andrew Schiesl
Name: Andrew Schiesl
Title: Authorized Signatory

GD GERMAN HOLDINGS I GMBH EMCO WHEATON GMBH
GARDNER DENVER DEUTSCHLAND GMBH GARDNER DENVER SCHOPFHEIM GMBH
GARDNER DENVER THOMAS GMBH

By:	/s/ Andrew Schiesl
Name: Andrew Schiesl
Title: Authorized Signatory

INGERSOLL-RAND U.S. HOLDCO, INC. INGERSOLL-RAND INDUSTRIAL U.S., INC.

By:	/s/ Andrew Schiesl
Name: Andrew Schiesl
Title: Authorized Signatory

[Signature Page to Joinder Agreement and Amendment No. 6 to Credit Agreement]

MILTON ROY US PURCHASER, INC. CLUB CAR, LLC
ACCUDYNE INDUSTRIES, LLC
MILTON ROY, LLC
HASKEL INTERNATIONAL, LLC

By:	/s/ Zufeng Benjamin Lei
Name: Zufeng Benjamin Lei
Title: Authorized Signatory

[Signature Page to Joinder Agreement and Amendment No. 6 to Credit Agreement]

Consented to by:

CITIBANK, N.A., as Administrative Agent and Collateral Agent

By:	/s/ Matthew Burke
Name: Matthew Burke
Title: Vice President

[Signature Page to Joinder Agreement and Amendment No. 6 to Credit Agreement]

Lender signature pages on file

SCHEDULE A

EXHIBIT A

[See Attached]

~~EXECUTION VERSION~~EXHIBIT A

CREDIT AGREEMENT1

dated as of July 30, 2013,

among

GARDNER DENVER, INC.,
as U.S. Borrower,

the other BORROWERS from time to time parties hereto,

INGERSOLL RAND INC.

(F/K/A GARDNER DENVER HOLDINGS, INC.),
as Holdings,

the several LENDERS from time to time parties hereto

and

CITIBANK, N.A.,

 as Administrative Agent, Collateral Agent, Swingline Lender and a Letter of Credit Issuer

CITIBANK, N.A.,
KKR CAPITAL MARKETS LLC,
GOLDMAN SACHS BANK USA,
HSBC SECURITIES (USA) INC.,
JPMORGAN CHASE BANK, N.A.,
MIZUHO BANK, LTD.,

 PNC CAPITAL MARKETS, LLC,
BMO CAPITAL MARKETS CORP.,

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
MUFG BANK, LTD. and

STANDARD CHARTERED BANK,

as Joint Lead Arrangers and Bookrunners,

and

BANK OF AMERICA, N.A.,

BANK OF CHINA, CHICAGO BRANCH,
DEUTSCHE BANK SECURITIES INC.,
SANTANDER BANK, N.A. and

TD SECURITIES (USA) LLC,
as Co-Managers

1 As amended by Amendment No. 1 to Credit Agreement, dated as of March 4, 2016, Amendment No. 2, dated as of August 17, 2017, Amendment No. 3, dated as of December 13, 2018, Amendment No. 4, dated as of June 28, 2019, ~~and~~ Amendment No. 5, dated as of February 28, 2020, and the Joinder Agreement and Amendment No. 6 to Credit Agreement, dated as of June 29, 2020.

TABLE OF CONTENTS

Page

Section 1.	Definitions	3

1.1	Defined Terms	3
1.2	Other Interpretive Provisions	~~85~~84
1.3	Accounting Terms	~~86~~84
1.4	Rounding	~~86~~85
1.5	References to Agreements, Laws, Etc.	~~87~~85
1.6	Exchange Rates	~~87~~85
1.7	Pro Forma and Other Calculations	~~87~~85
1.8	LIBOR Rate Successor	~~90~~88
1.9	Timing of Payment or Performance	~~91~~89
1.10	Divisions	~~91~~89
1.11	Spinco Borrower	~~91~~89

Section 2.	Amount and Terms of Credit	~~91~~89

2.1	Commitments and Loans	~~91~~89
2.2	Minimum Amount of Each Borrowing; Maximum Number of Borrowings	~~95~~93
2.3	Notice of Borrowing	~~95~~93
2.4	Disbursement of Funds	~~96~~94
2.5	Repayment of Loans; Evidence of Debt	~~97~~95
2.6	Conversions and Continuations	~~100~~99
2.7	Pro Rata Borrowings	~~101~~100
2.8	Interest	~~102~~100
2.9	Interest Periods	~~102~~101
2.10	Increased Costs, Illegality, Etc.	~~103~~102
2.11	Compensation	~~105~~104
2.12	Change of Lending Office	~~105~~104
2.13	Notice of Certain Costs	~~106~~104
2.14	Incremental Facilities.	~~106~~104
2.15	Permitted Debt Exchanges	~~113~~111
2.16	Defaulting Lenders	~~114~~113

Section 3.	Letters of Credit	~~116~~114

3.1	Letters of Credit	~~116~~114
3.2	Letter of Credit Requests	~~118~~117
3.3	Letter of Credit Participations	~~120~~118
3.4	Agreement to Repay Letter of Credit Drawings	~~122~~120
3.5	Increased Costs	~~123~~122
3.6	New or Successor Letter of Credit Issuer	~~124~~122
3.7	Role of Letter of Credit Issuer	~~125~~123
3.8	Cash Collateral	~~126~~124
3.9	Applicability of ISP and UCP	~~126~~125

- ii-

3.10	Conflict with Issuer Documents	~~126~~125
3.11	Letters of Credit Issued for Restricted Subsidiaries	~~126~~125
3.12	Provisions Related to Extended Revolving Credit Commitments	~~127~~125
3.13	Letter of Credit Issuer Reports to the Administrative Agent	~~127~~125

Section 4.	Fees and Commitment Reductions	~~128~~126

4.1	Fees	~~128~~126
4.2	Voluntary Reduction of Revolving Credit Commitments	~~129~~127
4.3	Mandatory Termination and Reduction of Commitments	~~129~~128

Section 5.	Payments	~~130~~128

5.1	Voluntary Prepayments	~~130~~128
5.2	Mandatory Prepayments	~~131~~130
5.3	Method and Place of Payment	~~136~~134
5.4	Net Payments	~~136~~135
5.5	Computations of Interest and Fees	~~140~~139
5.6	Limit on Rate of Interest	~~141~~139

Section 6.	Conditions Precedent to Borrowing	~~141~~140

Section 7.	Conditions Precedent to All Credit Events	~~141~~140

7.1	No Default; Representations and Warranties	~~142~~140
7.2	Notice of Borrowing; Letter of Credit Request	~~142~~140

Section 8.	Representations, Warranties and Agreements	~~142~~140

8.1	Corporate Status	~~142~~141
8.2	Corporate Power and Authority	~~142~~141
8.3	No Violation	~~143~~141
8.4	Litigation	~~143~~141
8.5	Margin Regulations	~~143~~141
8.6	Governmental Approvals	~~143~~142
8.7	Investment Company Act	~~143~~142
8.8	True and Complete Disclosure	~~143~~142
8.9	Financial Condition; Financial Statements	~~144~~142
8.10	Compliance with Laws; No Default	~~144~~143
8.11	Tax Matters	~~144~~143
8.12	Compliance with ERISA	~~145~~143
8.13	Subsidiaries	~~145~~143
8.14	Intellectual Property	~~145~~143
8.15	Environmental Laws	~~145~~144
8.16	Properties	~~146~~144
8.17	Solvency	~~146~~144
8.18	Anti-Corruption Laws and Sanctions	~~146~~144
8.19	Security Interest in Collateral	~~146~~145

- iii -

8.20	Centre of Main Interests	~~147~~145

Section 9.	Affirmative Covenants	~~147~~145

9.1	Information Covenants	~~147~~145
9.2	Books, Records and Inspections	~~150~~148
9.3	Maintenance of Insurance	~~150~~148
9.4	Payment of Taxes	~~151~~149
9.5	Preservation of Existence; Consolidated Corporate Franchises	~~151~~149
9.6	Compliance with Statutes, Regulations, Etc.	~~151~~149
9.7	ERISA	~~151~~150
9.8	Maintenance of Properties	~~152~~150
9.9	Transactions with Affiliates	~~152~~150
9.10	End of Fiscal Years; Fiscal Quarters	~~153~~151
9.11	Additional Guarantors and Grantors; Additional Borrower	~~153~~151
9.12	Pledge of Additional Stock and Evidence of Indebtedness	~~154~~152
9.13	Use of Proceeds	~~154~~153
9.14	Further Assurances	~~155~~153
9.15	Maintenance of Ratings	~~157~~155
9.16	Lines of Business	~~157~~155
9.17	Centre of Main Interests	~~157~~155

Section 10.	Negative Covenants	~~158~~156

10.1	Limitation on Indebtedness	~~158~~156
10.2	Limitation on Liens	~~164~~161
10.3	Limitation on Fundamental Changes	~~164~~162
10.4	Limitation on Sale of Assets	~~166~~163
10.5	Limitation on Restricted Payments	~~167~~165
10.6	Limitation on Subsidiary Distributions	~~175~~173
10.7	Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio	~~177~~174
10.8	Permitted Activities	~~177~~174

Section 11.	Events of Default	~~177~~175

11.1	Payments	~~177~~175
11.2	Representations, Etc.	~~177~~175
11.3	Covenants	~~177~~175
11.4	Default Under Other Agreements	~~178~~175
11.5	Bankruptcy, Etc.	~~179~~176
11.6	ERISA	~~179~~177
11.7	Guarantee	~~179~~177
11.8	Security Documents	~~180~~177
11.9	Security Agreement	~~180~~177
11.10	Mortgages	~~180~~177
11.11	Judgments	~~180~~177
11.12	Change of Control	~~180~~177

- iv-

11.13	Application of Proceeds	~~181~~178
11.14	Equity Cure	~~181~~178

Section 12.	The Agents	~~182~~179

12.1	Appointment	~~182~~179
12.2	Delegation of Duties	~~183~~180
12.3	Exculpatory Provisions	~~183~~180
12.4	Reliance by Agents	~~183~~180
12.5	Notice of Default	~~184~~181
12.6	Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders	~~184~~181
12.7	Indemnification	~~185~~182
12.8	Agents in Their Individual Capacities	~~186~~183
12.9	Successor Agents	~~186~~183
12.10	Withholding Tax	~~187~~184
12.11	Agents Under Security Documents and Guarantee	~~187~~184
12.12	Right to Realize on Collateral and Enforce Guarantee	~~188~~185
12.13	German Security	~~189~~185
12.14	Parallel Debt	~~190~~186
12.15	Certain ERISA Matters	~~191~~188

Section 13.	Miscellaneous	~~192~~188

13.1	Amendments, Waivers and Releases	~~192~~188
13.2	Notices	~~196~~192
13.3	No Waiver; Cumulative Remedies	~~196~~193
13.4	Survival of Representations and Warranties	~~196~~193
13.5	Payment of Expenses; Indemnification	~~196~~193
13.6	Successors and Assigns; Participations and Assignments	~~198~~195
13.7	Replacements of Lenders Under Certain Circumstances	~~203~~200
13.8	Adjustments; Set-off	~~204~~201
13.9	Counterparts	~~205~~201
13.10	Severability	~~205~~202
13.11	Integration	~~205~~202
13.12	GOVERNING LAW	~~205~~202
13.13	Submission to Jurisdiction; Waivers	~~205~~202
13.14	Acknowledgments	~~206~~202
13.15	WAIVERS OF JURY TRIAL	~~207~~203
13.16	Confidentiality	~~207~~203
13.17	Direct Website Communications	~~207~~204
13.18	USA PATRIOT Act and Beneficial Ownership Regulation	~~209~~205
13.19	Judgment Currency	~~209~~206
13.20	Payments Set Aside	~~209~~206
13.21	Euro	~~210~~206
13.22	Special Provisions Relating to Currencies Other Than Dollars	~~210~~206
13.23	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~210~~207

- v-

13.24	Acknowledgement Regarding Any Supported QFCs	~~211~~207

Section 14.	Certain UK Borrower Provisions	~~211~~208

14.1	UK Taxes	~~211~~208
14.2	Tax Gross-Up	~~212~~208
14.3	Tax indemnity	~~214~~210
14.4	Tax Credit	~~214~~211
14.5	Lender Status Confirmation	~~215~~211
14.6	HMRC DT Treaty Passport Scheme Confirmation	~~215~~211
14.7	Stamp Taxes	~~215~~212
14.8	Change in UK Lender	~~215~~212

Section 15.	Value Added Tax	~~216~~212

Section 16.	Determination	~~217~~213

Section 17.	Conduct of Business by the Secured Parties	~~217~~213

- vi-

CREDIT AGREEMENT, dated as of July 30, 2013, as amended, restated, supplemented or otherwise modified from time to time, among ~~GARDNER DENVER HOLDINGS,~~INGERSOLL RAND INC. (f/k/a ~~Renaissance Parent Corp~~Gardner Denver Holdings, Inc.), a Delaware corporation (“Holdings”), GARDNER DENVER, INC., a Delaware corporation (the “U.S. Borrower”), GD GERMAN HOLDINGS II GMBH, a company organized under the laws of Germany (the “German Borrower”), GARDNER DENVER HOLDINGS LTD., a company organized under the laws of England and Wales (the “UK Borrower”; and together with the German Borrower, the “Foreign Borrowers”), the other BORROWERS from time to time parties hereto, the lending institutions from time to time parties hereto (each a “Lender” and, collectively, the “Lenders”) and CITIBANK, N.A., as Administrative Agent, Collateral Agent, Swingline Lender and a Letter of Credit Issuer (such terms and each other capitalized term used but not defined in this preamble having the meaning provided in Section 1).

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of March 7, 2013 (as amended from time to time in accordance therewith, the “Acquisition Agreement”), between the U.S. Borrower and Holdings, Holdings acquired the Equity Interests of the U.S. Borrower;

WHEREAS, to fund, in part, the Acquisition, the Sponsor and the other Initial Investors contributed an amount in cash to Holdings and/or a direct or indirect parent thereof in exchange for Capital Stock (such contribution, the “Equity Investments”), of no less than 22.5% of the pro forma total capitalization of Holdings and its Subsidiaries after giving effect to the Transactions;

WHEREAS, to consummate the transactions contemplated by the Acquisition Agreement, the U.S. Borrower issued senior unsecured notes with a stated maturity no earlier than eight years after the Closing Date in sales pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Senior Notes Offering”), under the Senior Notes Indenture generating aggregate gross proceeds of up to $575,000,000 (the “Senior Notes”);

WHEREAS, in connection with the foregoing, (a) Holdings and the U.S. Borrower requested that the Lenders extend credit in the form of (i) Initial Dollar Term Loans to the U.S. Borrower on the Closing Date in Dollars, in an aggregate principal amount of $1,900,000,000, (ii) Initial Euro Term Loans to the U.S. Borrower on the Closing Date in Euros, in an aggregate principal amount of €400,000,000 and (iii) Revolving Credit Loans made available to the Borrowers at any time and from time to time prior to the Revolving Credit Maturity Date in Dollars, Euro and Alternative Currencies, in an aggregate Dollar Equivalent principal amount at any time outstanding not in excess of $1,000,000,000 (subject to the 2019 Increased Availability Condition) less the sum of (x) the aggregate Letters of Credit Outstanding at such time and (y) the aggregate principal amount of all Swingline Loans outstanding at such time, and (b) Holdings and the Borrowers requested (i) the Letter of Credit Issuer to issue Letters of Credit at any time and from time to time prior to the L/C Facility Maturity Date, in Dollars, Euro and Alternative Currencies, in an aggregate Stated Amount at any time outstanding not in excess of $200,000,000 (which amount shall, immediately and automatically upon the satisfaction of the 2019 Increased Availability Condition, be increased to $400,000,000), and (ii) to deem the letters of credit identified on Schedule 1.1(a) hereto to be Letters of Credit for all purposes under this Agreement and (c) Holdings and the U.S. Borrower requested the Swingline Lender to extend credit in the form of Swingline Loans at any time and from time to time prior to the Swingline Maturity Date, in Dollars in an aggregate principal amount at any time outstanding not in excess of $50,000,000;

WHEREAS, the proceeds of the Initial Term Loans were used, together with (a) the net proceeds of the Senior Notes Offering, (b) proceeds of borrowings by the U.S. Borrower under the Revolving Credit Facility (if needed) and (c) the net proceeds of the Equity Investments on the Closing not in excess of $200,000,000 (which amount shall, immediately and automatically upon the satisfaction of the 2019 Increased Availability Condition, be increased to $400,000,000), and (iii) to deem the letters of credit identified on Schedule 1.1(a) hereto to be Letters of Credit for all purposes under this Agreement and (c) Holdings and the U.S. Borrower have requested the Swingline Lender to extend credit in the form of Swingline Loans at any time and from time to time prior to the Swingline Maturity Date, in Dollars in an aggregate principal amount at any time outstanding not in excess of $50,000,000;

WHEREAS, Holdings and the U.S. Borrower have requested that the Lenders extend credit in the form of Series A New Term Loans to the U.S. Borrower on the Amendment No. 6 Effective Date in Dollars, in an aggregate principal amount of $400,000,000;

WHEREAS, the Lenders and Letter of Credit Issuer are willing to make available to the Borrowers such term loans and revolving credit and letter of credit facilities upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

Section 1.       Definitions

1.1           Defined Terms. As used herein, the following terms shall have the meanings specified in this Section 1.1 unless the context otherwise requires (it being understood that defined terms in this Agreement shall include in the singular number the plural and in the plural the singular):

“2019 Existing Letters of Credit” shall mean the letters of credit existing on the Amendment No. 4 Effective Date set forth on Schedule C to Amendment No. 4.

“2019 Increased Availability Condition” shall mean the “Increased Availability Condition” under and as defined in Amendment No. 4.

“2019 Mandatory Revolving Commitment Reduction” shall have the meaning provided in Amendment No. 4.

“2019 Refinancing” shall mean the termination on the Amendment No. 4 Effective Date of the Revolving Credit Commitments of the Amendment No. 4 Non-Extending Lenders set forth in Schedule A to Amendment No. 4 and the repayment in full of the Revolving Credit Loans thereunder.

“2019 Revolving Commitment Reduction Date” shall mean the date that is the earlier to occur of (i) prior to the consummation of the Merger (for purposes of this definition, as defined in Amendment No. 4), the termination of the Merger Agreement (as defined in Amendment No. 4) by the U.S. Borrower (or its affiliates) in writing or with the U.S. Borrower’s (or its affiliates’) written consent or otherwise in accordance with its terms (other than with respect to provisions therein that expressly survive termination) and (ii) 11.59 p.m., New York City time, on the date that is five Business Days after the earlier of (A) the Outside Date (as defined in Amendment No. 4) and (B) the consummation of the Merger.

3

“2019 Revolving Credit Commitment” shall mean, pursuant to Amendment No. 4, Amendment No. 6 and this Agreement, as to each 2019 Revolving Credit Lender, its obligation to make 2019 Revolving Credit Loans to a Borrower pursuant to Section 2.1(b)(i)(D), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule B to Amendment No. 4 under the caption “2019 Revolving Credit Commitment Amount” or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14 and Amendment No. 6). Subject to the 2019 Mandatory Revolving Commitment Reduction, the aggregate 2019 Revolving Credit Commitments of all 2019 Revolving Credit Lenders shall be $1,000,000,000 (subject to the 2019 Increased Availability Condition) on the Amendment No. 4 Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement. The aggregate 2019 Revolving Credit Commitments of all 2019 Revolving Credit Lenders shall be $1,100,000,000 on the Amendment No. 6 Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“2019 Revolving Credit Facility” shall mean, at any time, the aggregate amount of the 2019 Revolving Credit Lenders’ 2019 Revolving Credit Commitments at such time.

“2019 Revolving Credit Lender” shall mean, at any time, any Lender that has a 2019 Revolving Credit Commitment at such time.

“2019 Revolving Credit Loan” has the meaning specified in Section 2.1(b)(i)(D).

“2020 GDI Tranche B-2 Dollar Term Loan” shall mean, collectively, any Term Loan made in Dollars to the U.S. Borrower on the Amendment No. 5 Effective Date pursuant to Section 2.1(a)(iii) and Amendment No. 5.

“2020 GDI Tranche B-2 Dollar Term Loan Allocation Schedule” shall mean the schedule on file with the Administrative Agent and approved by the U.S. Borrower setting forth the name of each Additional 2020 GDI Tranche B-2 Dollar Term Loan Lender and, next to such name, the amount of Additional 2020 GDI Tranche B-2 Dollar Term Loans to be made to the U.S. Borrower in Dollars by such Additional 2020 GDI Tranche B-2 Dollar Term Loan Lender on the Amendment No. 5 Effective Date.

“2020 GDI Tranche B-2 Dollar Term Loan Commitment” shall mean, with respect to a Cashless Option 2020 GDI Tranche B-2 Dollar Term Loan Lender, its Rollover 2020 GDI Tranche B-2 Dollar Term Loan Commitment and, with respect to any Additional 2020 GDI Tranche B-2 Dollar Term Loan Lender, its Additional 2020 GDI Tranche B-2 Dollar Term Loan Commitment. The aggregate amount of 2020 GDI Tranche B-2 Dollar Term Loan Commitments as of the Amendment No. 5 Effective Date is $927,600,000.

“2020 GDI Tranche B-2 Dollar Term Loan Lender” shall mean a Lender with a 2020 GDI Tranche B-2 Dollar Term Loan Commitment or an outstanding 2020 GDI Tranche B-2 Dollar Term Loan.

“2020 GDI Tranche B-2 Dollar Term Loan Maturity Date” shall mean February 28, 2027 (or, if such date is not a Business Day, the first Business Day thereafter).

“2020 GDI Tranche B-2 Dollar Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(b)(i).

“2020 GDI Tranche B-2 Dollar Term Loan Repayment Date” shall have the meaning provided in Section 2.5(b)(i).

4

“2020 GDI Tranche B-2 Euro Term Loan” shall mean, collectively, any Term Loan made in Euros to the U.S. Borrower on the Amendment No. 5 Effective Date pursuant to Section 2.1(a)(iii) and Amendment No. 5.

“2020 GDI Tranche B-2 Euro Term Loan Allocation Schedule” shall mean the schedule on file with the Administrative Agent and approved by the U.S. Borrower setting forth the name of each Additional 2020 GDI Tranche B-2 Euro Term Loan Lender and, next to such name, the amount of Additional 2020 GDI Tranche B-2 Euro Term Loans to be made to the U.S. Borrower in Euros by such Additional 2020 GDI Tranche B-2 Euro Term Loan Lender on the Amendment No. 5 Effective Date.

“2020 GDI Tranche B-2 Euro Term Loan Commitment” shall mean, with respect to a Cashless Option 2020 GDI Tranche B-2 Euro Term Loan Lender, its Rollover 2020 GDI Tranche B-2 Euro Term Loan Commitment and, with respect to any Additional 2020 GDI Tranche B-2 Euro Term Loan Lender, its Additional 2020 GDI Tranche B-2 Euro Term Loan Commitment. The aggregate amount of 2020 GDI Tranche B-2 Euro Term Loan Commitments as of the Amendment No. 5 Effective Date is €601,162,500.

“2020 GDI Tranche B-2 Euro Term Loan Lender” shall mean a Lender with a 2020 GDI Tranche B-2 Euro Term Loan Commitment or an outstanding 2020 GDI Tranche B-2 Euro Term Loan.

“2020 GDI Tranche B-2 Euro Term Loan Maturity Date” shall mean February 28, 2027 (or, if such date is not a Business Day, the first Business Day thereafter).

“2020 GDI Tranche B-2 Euro Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(b)(ii).

“2020 GDI Tranche B-2 Euro Term Loan Repayment Date” shall have the meaning provided in Section 2.5(b)(ii).

“2020 Spinco Tranche B-1 Dollar Term Loan” shall mean, collectively, any Term Loan in Dollars of the Spinco Borrower established hereunder on the Spinco Designation Effective Date pursuant to Amendment No. 5 and Section 2.1(a)(iv).

“2020 Spinco Tranche B-1 Dollar Term Loan Lender” shall mean a Lender with an outstanding 2020 Spinco Tranche B-1 Dollar Term Loan.

“2020 Spinco Tranche B-1 Dollar Term Loan Maturity Date” shall mean February 28, 2027 (or, if such date is not a Business Day, the first Business Day thereafter).

“2020 Spinco Tranche B-1 Dollar Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(b)(iii).

“2020 Spinco Tranche B-1 Dollar Term Loan Repayment Date” shall have the meaning provided in Section 2.5(b)(iii).

“2020 Term Loans” shall mean, collectively, the 2020 GDI Tranche B-2 Dollar Term Loans, the 2020 GDI Tranche B-2 Euro Term Loans ~~and~~, the 2020 Spinco Tranche B-1 Dollar Term Loans and the Series A New Term Loans.

5

“Amendment No. 2” shall mean Amendment No. 2 to this Agreement dated as of August 17, 2017, among each Credit Party, the Lenders party thereto, and the Administrative Agent.

“Amendment No. 2 Effective Date” shall mean the “Amendment No. 2 Effective Date” under and as defined in Amendment No. 2.

“Amendment No. 4” shall mean Amendment No. 4 to Credit Agreement dated as of June 28, 2019, among each Credit Party, the Extending Lenders party thereto, the 2019 Revolving Credit Lenders party thereto, the other Lenders party thereto, the Letter of Credit Issuers party thereto, UBS AG, Stamford Branch as Resigning Agent (as defined therein) and Citibank, N.A. as Successor Agent (as defined therein).

“Amendment No. 4 Effective Date” shall mean the “Amendment Effective Date” under and as defined in Amendment No. 4.

“Amendment No. 4 Non-Extending Lenders” shall mean those Lenders that do not convert and extend their Revolving Credit Commitments of each Class set forth in Schedule A to Amendment No. 4 as set forth in Section 2 of Amendment No. 4.

“Amendment No. 5” shall mean Amendment No. 5 to Credit Agreement and Joinder Agreement dated as of February 28, 2020, among each Credit Party, the Lenders party thereto, the Letter of Credit Issuers party thereto and the Administrative Agent.

“Amendment No. 5 Effective Date” shall mean the first Business Day on which all conditions precedent set forth in Section 7 of Amendment No. 5 are satisfied, which date is February 28, 2020.

“Amendment No. 6” shall mean the Joinder Agreement and Amendment No. 6 to Credit Agreement, dated as of June 29, 2020, among each Credit Party party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 6 Effective Date” shall mean the first Business Day on which all conditions precedent set forth in Section 14 of Amendment No. 6 are satisfied, which date is June 29, 2020, and which date shall constitute an Increased Amount Date.

“Anti-Boycott Law” shall mean Section 7 German Foreign Trade Regulation (Außenwirtschaftsverordnung), any provision of Council Regulation (EC) 2271/1996 or any similar applicable anti-boycott law or regulation.

“Anti-Corruption Laws” shall mean all laws, rules and regulations of any jurisdiction applicable to Holdings, the Borrowers or any of their Subsidiaries from time to time concerning or relating to bribery, anti-money laundering or corruption, including the U.S. Foreign Corrupt Practices Act and the rules and regulations promulgated thereunder.

“Applicable Margin” shall mean a percentage per annum equal to:

(a)       (i) for LIBOR Loans that are 2020 GDI Tranche B-2 Dollar Term Loans, 1.75%, and (ii) for ABR Loans that are 2020 GDI Tranche B-2 Dollar Term Loans, 0.75%,

(b)       for LIBOR Loans that are 2020 GDI Tranche B-2 Euro Term Loans, 2.00%,

(c)       (i) for LIBOR Loans that are 2020 Spinco Tranche B-1 Dollar Term Loans, 1.75%, and (ii) for ABR Loans that are 2020 Spinco Tranche B-1 Dollar Term Loans, 0.75%, and

(d)      (i) for LIBOR Loans that are Series A New Term Loans, 2.75%, and (ii) for ABR Loans that are Series A New Term Loans, 1.75%, and

(e)     (i) for LIBOR Loans that are 2019 Revolving Credit Loans, initially 2.25%, (ii) for ABR Loans that are 2019 Revolving Credit Loans, initially 1.25% and (iii) for Letter of Credit Fees, initially 2.25%; provided that if the Merger (as defined in Amendment No. 4) is consummated and each of S&P and Moody’s shall have a Rating in effect on the date of consummation of the Merger (as defined in Amendment No. 4), then from and after such date, the Applicable Margin for LIBOR Loans and ABR Loans that are 2019 Revolving Credit Loans and for Letter of Credit Fees shall be the percentage per annum set forth in the table below, based on the applicable Ratings in effect on the date of consummation of the Merger (as defined in Amendment No. 4):

Level	Rating	LIBOR Rate Revolving Credit Loans	ABR Rate Revolving Credit Loans	Letter of Credit Fees

I	> BB+ by S&P (with stable or better outlook) and > Ba1 by Moody’s (with stable or better outlook)	1.75%	0.75%	1.75%
II	> BB+ by S&P (with stable or better outlook) and Ba2 by Moody’s (with stable or better outlook)	2.00%	1.00%	2.00%

III	Neither Level I nor II	2.25%	1.25%	2.25%

“Approved Foreign Bank” shall have the meaning provided in the definition of “Cash Equivalents.”

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Asset Sale” shall mean:

(a)           the sale, conveyance, transfer, or other disposition, whether in a single transaction or a series of related transactions, of property or assets (whether tangible or intangible, including by way of a Sale Leaseback or asset securitization) (each, a “disposition”) of Holdings or any Restricted Subsidiary, or

(b)           the issuance or sale of Equity Interests of any Restricted Subsidiary (other than preferred stock of Restricted Subsidiaries issued in compliance with Section 10.1), whether in a single transaction or a series of related transactions, in each case, other than:

(i)         any disposition of Cash Equivalents or Investment Grade Securities or obsolete, worn out or surplus property or property (including any leasehold property interest) that is no longer economically practical in its business or commercially desirable to maintain or no longer used or useful equipment in the ordinary course of business or any disposition of inventory, immaterial assets, goods or other assets in the ordinary course of business;

“Change in Law” shall mean (a) the adoption of any law, treaty, order, policy, rule or regulation after the Closing Date, (b) any change in any law, treaty, order, policy, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender with any guideline, request, directive or order issued or made after the Closing Date by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law). For purposes of this definition, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities pursuant to Basel III, shall in each case described in clauses (x) and (y) above be deemed to be a Change in Law and have gone into effect after the date hereof, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” shall mean and be deemed to have occurred if (a) any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), other than the Permitted Holders, shall at any time have acquired direct or indirect beneficial ownership of a percentage of the voting power of the outstanding Voting Stock of Holdings that exceeds 50% thereof, unless the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of Holdings; or (b) Holdings shall cease to beneficially own, directly or indirectly, 100% of the issued and outstanding Equity Interests of the U.S. Borrower; provided that, at any time when any of the outstanding Voting Stock of Holdings is directly or indirectly owned by a Parent Entity, all references in clause (a) of this definition to “Holdings” (other than in this proviso) shall be deemed to refer to the ultimate Parent Entity that directly or indirectly owns such Voting Stock.

“Class” (a) when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are 2019 Revolving Credit Loans, New Revolving Loans, 2020 GDI Tranche B-2 Dollar Term Loans, 2020 GDI Tranche B-2 Euro Term Loans, 2020 Spinco Tranche B-1 Dollar Term Loans, Series A New Term Loans, other New Term Loans (of each Series), Additional Term Loans, Extended Term Loans (of the same Extension Series), Replacement Term Loans (of the same tranche), Extended Revolving Credit Loans (of the same Extension Series) or Swingline Loans and (b) when used in reference to any Commitment, refers to whether such Commitment is a 2019 Revolving Credit Commitment, a New Revolving Credit Commitment, an Extended Revolving Credit Commitment (of the same Extension Series), a 2020 GDI Tranche B-2 Dollar Term Loan Commitment, a 2020 GDI Tranche B-2 Euro Term Loan Commitment, a Series A New Term Loan Commitment or ~~a~~another New Term Loan Commitment.

“Closing Date” means July 30, 2013.

“Co-Documentation Agents” shall mean UBS Securities LLC and Barclays Bank PLC. “Co-Managers” shall mean (i) with respect to the Revolving Credit Loans, the 2020 GDI Tranche B-2 Dollar Term Loans and the 2020 GDI Tranche B-2 Euro Term Loans, Bank of America, N.A., Bank of China, Chicago Branch, Deutsche Bank Securities Inc., Santander Bank, N.A. and TD Securities (USA) LLC and (ii) with respect to the 2020 Spinco Tranche B-1 Dollar Term Loans, Deutsche Bank Securities Inc., Santander Bank, N.A. and TD Securities (USA) LLC.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all property pledged or purported to be pledged pursuant to the Security Documents other than Excluded Collateral (as defined therein).

“Collateral Agent” shall mean Citibank, N.A., as collateral agent under the Security Documents, or any successor collateral agent pursuant to Section 12.9; any affiliate or designee of Citibank, N.A. may act as Collateral Agent under any Credit Document.

“Commitment Fee” shall have the meaning provided in Section 4.1(a).

“Commitment Fee Rate” shall mean 0.375%; provided that from and after the date on which Section 9.1 Financials are delivered to the Administrative Agent for the first full fiscal quarter ended after the Amendment No. 4 Effective Date, the applicable Commitment Fee Rate shall be reduced to 0.25% and 0.125% upon the achievement of a Status equal to Level I Status and Level II Status, respectively.

“Commitments” shall mean, with respect to each Lender (to the extent applicable), such Lender’s 2019 Revolving Credit Commitment, New Revolving Credit Commitment, Extended Revolving Credit Commitment, 2020 GDI Tranche B-2 Dollar Term Loan Commitment, 2020 GDI Tranche B-2 Euro Term Loan Commitment, Series A New Term Loan Commitment or other New Term Loan Commitment.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” shall have the meaning provided in Section 13.17.

“Compliance Period” shall mean any period during which the sum of (a) the aggregate Dollar Equivalent principal amount of all Revolving Credit Loans and Swingline Loans then outstanding and (b) the aggregate non-Cash Collateralized Letters of Credit Outstanding (other than non-Cash Collateralized Letters of Credit Outstanding in an aggregate amount not to exceed the aggregate amount of Letters of Credit Outstanding on the Amendment No. 4 Effective Date) exceeds (i) 40.0% of the aggregate 2019 Revolving Credit Commitments or (ii) prior to the earlier to occur of the satisfaction of the 2019 Increased Availability Condition and the 2019 Revolving Commitment Reduction Date, 40.0% of the lesser of (A) $450,000,000 and (B) the aggregate 2019 Revolving Credit Commitments.

“Confidential Information” shall have the meaning provided in Section 13.16.

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum of Holdings dated January 27, 2020.

“Consent to Amendment No. 5” shall have the meaning provided in the recitals to Amendment No. 5.

“Consolidated Depreciation and Amortization Expense” shall mean with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, debt issuance costs, commissions, fees and expenses, capitalized expenditures (including Capitalized Software Expenditure), customer acquisition costs, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and incentive payments, conversion costs and contract acquisition costs of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” shall mean, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

“Delaware LLC” shall mean any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” shall mean the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Designated Letter of Credit” shall mean any letter of credit and/or bank guarantee issued by a Letter of Credit Issuer (including, for the avoidance of doubt, any Affiliate or branch of any Letter of Credit Issuer) for the account of Holdings, any Borrower or any Restricted Subsidiary and, subject to compliance with the requirements set forth in Section 3.1 as to the maximum Stated Amount, currency and expiration of Letters of Credit, that is designated as a Designated Letter of Credit by written notice thereof by the U.S. Borrower to the Administrative Agent (which notice shall specify the Stated Amount of each letter of credit and/or bank guarantee subject to such designation and contain a representation and warranty by the U.S. Borrower as of the date thereof that the conditions precedent set forth in Section 7.1 shall be satisfied immediately after giving effect to such designation). For the avoidance of doubt, the U.S. Borrower may designate any letter of credit and/or bank guarantee that has been designated as a Designated Letter of Credit as no longer constituting a Designated Letter of Credit.

“Designated Non-Cash Consideration” shall mean the Fair Market Value of non-cash consideration received by Holdings or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer of Holdings, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 10.4.

“Designated Preferred Stock” shall mean preferred stock of Holdings or any direct or indirect parent company of Holdings (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by Holdings or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an officers’ certificate executed by the principal financial officer of Holdings or the parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (iii) of Section 10.5(a).

“Direction” shall have the meaning provided in Section 14.2(d)(ii)(A).

“Disposed EBITDA” shall mean, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to Holdings and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Sold Entity or Business or Converted Unrestricted Subsidiary and its respective Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary, as the case may be.

“disposition” shall have the meaning assigned such term in the definition of Asset Sale.

“Disqualified Lenders” shall mean, collectively, (a) such Persons that have been identified to the Administrative Agent prior to the launch of general syndication of the 2020 Term Loans (excluding, for purposes of this definition, the Series A New Term Loans), (b) those Persons who are competitors of Holdings of its Subsidiaries that are separately identified by name in writing by the U.S.

(b)           debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among Holdings and its Subsidiaries,

(c)            investments in any fund that invest at least 90% in investments of the type described in clauses (a) and (b) which fund may also hold immaterial amounts of cash pending investment or distribution, and

(d)           corresponding instruments in countries other than the United States customarily utilized for high-quality investments.

“IR” shall have the meaning provided in the recitals to this Agreement.

“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” shall mean with respect to any Letter of Credit, the Letter of Credit Request, and any other document, agreement and instrument entered into by the Letter of Credit Issuer and Holdings (or any Restricted Subsidiary) or in favor of the Letter of Credit Issuer and relating to such Letter of Credit.

“Issuing Country” shall have the meaning provided in Section 13.21.

“ITA” shall mean the United Kingdom’s Income Tax Act 2007.

“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit A.

“Joint Lead Arrangers and Bookrunners” shall mean (i) with respect to the Revolving Credit Loans, the 2020 GDI Tranche B-2 Dollar Term Loans and the 2020 GDI Tranche B-2 Euro Term Loans, Citibank, N.A., KKR Capital Markets LLC, Goldman Sachs Bank USA, HSBC Securities (USA) Inc., JPMorgan Chase Bank, N.A., Mizuho Bank LTD., PNC Capital Markets, LLC, BMO Capital Markets Corp., Crédit Agricole Corporate and Investment Bank, MUFG Bank, Ltd. and Standard Chartered Bank ~~and~~, (ii) with respect to the 2020 Spinco Tranche B-1 Dollar Term Loans, Citibank, N.A., KKR Capital Markets LLC, Goldman Sachs Bank USA, HSBC Securities (USA) Inc., N.A., Mizuho Bank LTD., PNC Capital Markets, LLC, BMO Capital Markets Corp., Crédit Agricole Corporate and Investment Bank, MUFG Bank, Ltd. and Standard Chartered Bank and (iii) with respect to the Series A New Term Loans, the Series A Arrangers.

“Judgment Currency” shall have the meaning provided in Section 13.19.

“Junior Debt” shall mean any Indebtedness in respect of Subordinated Indebtedness.

“KKR” shall mean each of Kohlberg Kravis Roberts & Co. L.P. and KKR Associates North America Fund XI L.P.

“L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

pursuant to this Agreement, designate in writing to the Administrative Agent one or more of such Restricted Subsidiaries as “Material Subsidiaries” for each fiscal period until this proviso is no longer applicable.

“Maturity Carveout Amount” shall have the meaning provided in Section 2.14(d).

“Maturity Date” shall mean the 2020 GDI Tranche B-2 Dollar Term Loan Maturity Date, the 2020 GDI Tranche B-2 Euro Term Loan Maturity Date, the 2020 Spinco Tranche B-1 Dollar Term Loan Maturity Date, any Additional Term Loan Maturity Date, ~~the~~any New Term Loan Maturity Date or the Revolving Credit Maturity Date, as applicable.

“Maximum Incremental Facilities Amount” shall mean, at any date of determination, the sum of (a) the greater of (i) $1,600,000,000 and (ii) 100% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) plus (b) the aggregate amount of voluntary prepayments of (i) the Term Loans (including purchases of Term Loans (including any New Term Loans and Additional Term Loans) by the Borrowers and their Subsidiaries at or below par in which case the amount of voluntary prepayments of such Term Loans shall be deemed to be the face amount of such Term Loans) and (ii) Permitted Other Indebtedness having the same lien priority as the First Lien Obligations (without regard to control of remedies) (including voluntary prepayments or purchases by the Borrowers and their Subsidiaries at or below par), plus (c) the aggregate amount of voluntary prepayments of any Revolving Credit Loans to the extent accompanied by the corresponding termination or reduction of the Revolving Credit Commitments and New Revolving Credit Commitments, in each case of the foregoing subclauses (b) and (c), other than from proceeds of the incurrence of long-term Indebtedness, plus (d) an amount equal to the unused portion of the amounts set forth in Section 10.1(l)(ii), plus (e) an amount such that, after giving effect to the incurrence of such amount Holdings would be (a) in compliance on a Pro Forma Basis (including any adjustments required by such definition as a result of a contemplated Permitted Acquisition or Permitted Investment, but excluding any concurrent incurrence of Indebtedness pursuant to clauses (a), (b), (c) or (d) above or the Revolving Credit Facility), with (x) in the case of New Loan Commitments that constitute First Lien Obligations, the First Lien Secured Leverage Test or (y) in the case of New Loan Commitments secured on a junior basis to the First Lien Obligations, the Total Leverage Test minus (f) the sum of (i) the aggregate principal amount of New Loan Commitments incurred pursuant to Section 2.14(a) in reliance on clauses (a), (b), (c) or (d) of this definition prior to such date and (ii) the aggregate principal amount of Permitted Other Indebtedness issued or incurred (including any unused commitments obtained) pursuant to Section 10.1(x)(i)(A) in reliance on clause (a) of this definition prior to such date.

“Merger” shall have the meaning provided in the recitals to this Agreement.

“Merger Agreement” shall have the meaning provided in the recitals to this Agreement.

“Merger Sub” shall have the meaning provided in the recitals to this Agreement.

“MFN Protection” shall have the meaning provided in Section 2.14(d).

“Minimum Borrowing Amount” shall mean (a) with respect to a Borrowing of LIBOR Loans, $1,000,000 (or, if less, the entire remaining applicable Commitments at the time of such Borrowing) and (b) with respect to a Borrowing of ABR Loans, $1,000,000 (or, if less, the entire remaining applicable Commitments at the time of such Borrowing).

“Minimum Tender Condition” shall have the meaning provided in Section 2.15(b).

“New Revolving Credit Commitments” shall have the meaning provided in Section 2.14(a).

“New Revolving Loan” shall have the meaning provided in Section 2.14(b).

“New Revolving Loan Lender” shall have the meaning provided in Section 2.14(b).

“New Term Loan” shall have the meaning provided in Section 2.14(c) (and which shall include the Series A New Term Loans).

“New Term Loan Commitments” shall have the meaning provided in Section 2.14(a) (and which shall include the Series A New Term Loan Commitments).

“New Term Loan Lender” shall have the meaning provided in Section 2.14(c) (and which shall include the Series A New Term Loan Lenders).

“New Term Loan Maturity Date” shall mean the date on which a New Term Loan matures (including the Series A New Term Loan Maturity Date).

“New Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(c) (and which shall include the Series A New Term Loan Repayment Amount).

“New Term Loan Repayment Date” shall have the meaning provided in Section 2.5(c) (and which shall include the Series A New Term Loan Repayment Date).

“New UK Lender” shall have the meaning provided in Section 14.5.

“Non-Bank Tax Certificate” shall have the meaning provided in Section 5.4(e)(ii)(B)(3).

“Non-Consenting Tranche B-1 Dollar Term Loan Lender” shall mean each Tranche B-1 Dollar Term Loan Lender that did not execute and deliver a Consent to Amendment No. 5 with respect thereto on or prior to the Amendment No. 5 Effective Date.

“Non-Consenting Tranche B-1 Euro Term Loan Lender” shall mean each Tranche B-1 Euro Term Loan Lender that did not execute and deliver a Consent to Amendment No. 5 with respect thereto on or prior to the Amendment No. 5 Effective Date.

“Non-Consenting Lender” shall have the meaning provided in Section 13.7(b).

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Non-Extension Notice Date” shall have the meaning provided in Section 3.2(d).

“Non-U.S. Lender” shall mean any Agent or Lender that is not a “United States person” as defined by Section 7701(a)(30) of the Code.

“Non-U.S. Security Documents” shall mean, collectively, (x) any security document (other than any U.S. Security Document) entered into by a Non-U.S. Subsidiary as of the Closing Date or pursuant to Sections 9.11 or 9.12 and (y) any other security document entered into by a Non-U.S.

“Release” shall mean any release, spill, emission, discharge, disposal, escaping, leaking, pumping, pouring, dumping, emptying, injection or leaching into the environment.

“Reorganization” shall mean, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Repayment Amount” shall mean the 2020 GDI Tranche B-2 Dollar Term Loan Repayment Amount, the 2020 GDI Tranche B-2 Euro Term Loan Repayment Amount, the 2020 Spinco Tranche B-1 Dollar Term Loan Repayment Amount, a New Term Loan Repayment Amount with respect to any Series, an Additional Term Loan with respect to any Series or an Extended Term Loan Repayment Amount with respect to any Extension Series, as applicable.

“Replacement Term Loans” shall have the meaning provided in Section 13.1.

“Reportable Event” shall mean any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Pension Plan (other than a Pension Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code), other than those events as to which notice is waived pursuant to DOL Reg. § 4043 as in effect on the date hereof (no matter how such notice requirement may be changed in the future).

“Repricing Transaction” shall mean (a) the incurrence by the Borrower of any Indebtedness in the form of a similar term B loan that is broadly marketed or syndicated to banks and other institutional investors (i) having an Effective Yield for the respective Type of such Indebtedness that is less than the Effective Yield for the 2020 GDI Tranche B-2 Dollar Term Loans, the 2020 GDI Tranche B-2 Euro Term Loans ~~or~~, the 2020 Spinco Tranche B-1 Dollar Term Loans or the Series A New Term Loans, as applicable, of the respective equivalent Type, but excluding Indebtedness incurred in connection with a Change of Control, Transformative Acquisition or Transformative Disposition, and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of 2020 GDI Tranche B-2 Dollar Term Loans, 2020 GDI Tranche B-2 Euro Term Loans ~~or~~, 2020 Spinco Tranche B-1 Dollar Term Loans or the Series A New Term Loans, as applicable, or (b) any effective reduction in the Effective Yield for the 2020 GDI Tranche B-2 Dollar Term Loans, the 2020 GDI Tranche B-2 Euro Term Loans ~~or~~, the 2020 Spinco Tranche B-1 Dollar Term Loans or the Series A New Term Loans, as applicable (e.g., by way of amendment, waiver or otherwise (including any mandatory assignment with respect to any Non-Consenting Lender with respect to such Repricing Transaction)), except for a reduction in connection with a Change of Control, Transformative Acquisition or Transformative Disposition. Any determination by the Administrative Agent with respect to whether a Repricing Transaction shall have occurred shall be conclusive and binding on all Lenders holding the 2020 GDI Tranche B-2 Dollar Term Loans, the 2020 GDI Tranche B-2 Euro Term Loans ~~or~~, the 2020 Spinco Tranche B-1 Dollar Term Loans or the Series A New Term Loans, as applicable.

“Required 2020 GDI Tranche B-2 Dollar Term Loan Lenders” shall mean, at any date, Lenders having or holding a majority of the sum of (a) the Total 2020 GDI Tranche B-2 Dollar Term Loan Commitment at such date and (b) the aggregate outstanding principal amount of the 2020 GDI Tranche B-2 Dollar Term Loans (excluding 2020 GDI Tranche B-2 Dollar Term Loans held by Defaulting Lenders) at such date.

“Required 2020 GDI Tranche B-2 Euro Term Loan Lenders” shall mean, at any date, Lenders having or holding a majority of the sum of (a) the Total 2020 GDI Tranche B-2 Euro Term Loan Commitment at such date and (b) the aggregate outstanding principal amount of the 2020 GDI Tranche B-2 Euro Term Loans (excluding 2020 GDI Tranche B-2 Euro Term Loans held by Defaulting Lenders) at such date.

“Required 2020 Spinco Tranche B-1 Dollar Term Loan Lenders” shall mean, at any date, Lenders having or holding a majority of the aggregate outstanding principal amount of the 2020 Spinco Tranche B-1 Dollar Term Loans (excluding 2020 Spinco Tranche B-1 Dollar Term Loans held by Defaulting Lenders) at such date.

“Required Lenders” shall mean, at any date, (a) Non-Defaulting Lenders having or holding a majority of the Dollar Equivalent of the sum of (i) the Adjusted Total Revolving Credit Commitment at such date, (ii) the Adjusted Total Term Loan Commitment at such date and (iii) the outstanding principal amount of the Term Loans (excluding Term Loans held by Defaulting Lenders) at such date or (b) if the Total Revolving Credit Commitment and the Total Term Loan Commitment have been terminated or for the purposes of acceleration pursuant to Section 11, Non-Defaulting Lenders having or holding a majority of the Dollar Equivalent of the outstanding principal amount of the Loans and Letter of Credit Exposure (excluding the Loans and Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date.

“Required Revolving Credit Lenders” shall mean, at any date, Non-Defaulting Lenders holding a majority of the Adjusted Total Revolving Credit Commitment at such date (or, if the Total Revolving Credit Commitment has been terminated at such time, a majority of the Revolving Credit Exposure (excluding Revolving Credit Exposure of Defaulting Lenders) at such time).

“Required Series A New Term Loan Lenders” shall mean, at any date, Lenders having or holding a majority of the sum of (a) the Total Series A New Term Loan Commitment at such date and (b) the aggregate outstanding principal amount of the Series A New Term Loans (excluding Series A New Term Loans held by Defaulting Lenders) at such date.

“Required Term Loan Lenders” shall mean, at any date, Lenders having or holding a majority of the sum of (a) the Total Term Loan Commitment at such date and (b) the aggregate outstanding principal amount of the Term Loans (excluding Term Loans held by Defaulting Lenders) at such date.

“Requirement of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Restricted Investment” shall mean an Investment other than a Permitted Investment. “Restricted Payment” shall have the meaning provided in Section 10.5(a).

“Restricted Subsidiary” shall mean any Subsidiary of Holdings other than an Unrestricted Subsidiary.

“Retained Asset Sale Proceeds” shall have the meaning provided in Section 10.4.

“Retained Declined Proceeds” shall have the meaning provided in Section 5.2(f).

“Retired Capital Stock” shall have the meaning provided in Section 10.5(b)(ii)(A).

“Revaluation Date” shall mean (a) with respect to any Revolving Credit Loan or Swingline Loan, each of the following: (i) each date of a Borrowing of a Revolving Credit Loan or Swingline Loan, (ii) each date of a continuation of a Revolving Credit Loan pursuant to Section 2.6, and (iii) such additional dates as the Administrative Agent shall determine or the Required Revolving Credit Lenders or Swingline Lender shall require; provided that this clause (iii) shall not be exercised more than once per calendar month; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of any such Letter of Credit, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the applicable Letter of Credit Issuer under any Letter of Credit, and (iv) such additional dates as the Administrative Agent or the Letter of Credit Issuer shall determine or the Required Revolving Credit Lenders shall require; provided that this clause (iv) shall not be exercised more than once per calendar month.

“Revolving Credit Commitment” shall mean, (a) with respect to each Person that is a Lender on the Amendment No. 4 Effective Date, the amount set forth opposite such Lender’s name on Schedule B to Amendment No. 4 as such Lender’s 2019 Revolving Credit Commitment and (b) in the case of any Person that becomes a Lender after the Amendment No. 4 Effective Date, the amount specified as such Lender’s 2019 Revolving Credit Commitment in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Revolving Credit Commitment, in each case of the same may be changed from time to time pursuant to terms hereof (including Section 2.14 and Amendment No. 6). Subject to the 2019 Mandatory Revolving Commitment Reduction, the aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $1,000,000,000 on the Amendment No. 4 Effective Date (the “Initial Revolving Credit Commitments”, and the loans thereunder, the “Initial Revolving Credit Loans”), as such amount may be adjusted from time to time in accordance with the terms of this Agreement. The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $1,100,000,000 on the Amendment No. 6 Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Revolving Credit Commitment Percentage” shall mean at any time, for each Lender, the percentage obtained by dividing (a) such Lender’s Revolving Credit Commitment at such time by (b) the amount of the Total Revolving Credit Commitment at such time, provided that at any time when the Total Revolving Credit Commitment shall have been terminated, each Lender’s Revolving Credit Commitment Percentage shall be the percentage obtained by dividing (i) such Lender’s Revolving Credit Exposure at such time by (ii) the Revolving Credit Exposure of all Lenders at such time.

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of (a) the aggregate Dollar Equivalent amount of the principal amount of Revolving Credit Loans of such Lender then outstanding, (b) such Lender’s Letter of Credit Exposure at such time and (c) such Lender’s Revolving Credit Commitment Percentage of the aggregate principal amount of all outstanding Swingline Loans at such time.

“Revolving Credit Facility” shall mean the 2019 Revolving Credit Facility.

“Revolving Credit Lender” shall mean, at any time, any Lender that has a Revolving Credit Commitment or Extended Revolving Credit Commitment at such time.

“Revolving Credit Loan” shall have the meaning provided in Section 2.1(b)(i)(D).

“Revolving Credit Maturity Date” shall mean, with respect to each 2019 Revolving Credit Lender, June 28, 2024, or if such date is not a Business Day, the next preceding Business Day.

principal amount of the Secured Working Capital Obligations in respect of such Secured Working Capital Agreement and (B) include a certification by the U.S. Borrower that such maximum principal amount, when taken together with the maximum principal amount of all other Secured Working Capital Obligations in respect of Secured Working Capital Agreements so designated hereunder, does not exceed the aggregate cap set forth in clause (b)(ii) above.

“Secured Working Capital Obligations” shall mean Obligations under Secured Working Capital Agreements.

“Security Documents” shall mean, collectively, (a) the Guarantee, (b) the U.S. Pledge Agreement, (c) the U.S. Security Agreement, (d) each Non-U.S. Security Document, (e) the Mortgages, (f) if executed, the First Lien Intercreditor Agreement, (g) if executed, the Second Lien Intercreditor Agreement and (h) each other security agreement or other instrument or document executed and delivered pursuant to Sections 9.11, 9.12 or 9.14 or pursuant to any other such Security Documents to secure the Obligations.

“Senior Notes” shall have the meaning provided in the recitals to this Agreement and any modification, replacement, refinancing, refunding, renewal or extension thereof that is unsecured.

“Senior Notes Indenture” shall mean the Indenture, dated as of the Closing Date, among the U.S. Borrower, the guarantors party thereto and a trustee, pursuant to which the Senior Notes shall be issued, as the same may be amended, supplemented or otherwise modified from time to time in accordance therewith.

“Senior Notes Offering” shall have the meaning provided in the recitals of this Agreement.

“Senior Secured Leverage Test” shall mean, as of any date of determination, with respect to the last day of the most recently ended Test Period, the Consolidated Senior Secured Debt to Consolidated EBITDA Ratio shall be no greater than 4.50 to 1.0.

“Separation Agreement” shall have the meaning provided in the recitals to this Agreement.

“Series” shall have the meaning provided in Section 2.14(a).

“Series A Arrangers” shall mean Citibank, N.A., KKR Capital Markets LLC, Goldman Sachs Bank USA, PNC Capital Markets, LLC, Crédit Agricole Corporate and Investment Bank, HSBC Securities (USA) Inc. and JPMorgan Chase Bank, N.A.

“Series A New Term Loan” shall mean, collectively, any New Term Loan made to the U.S. Borrower on the Amendment No. 6 Effective Date pursuant to Section 2.1(a)(v) and Amendment No. 6.

“Series A New Term Loan Commitment” shall mean, with respect to any Series A New Term Loan Lender, the commitment of such Series A New Term Loan Lender to make Series A New Term Loans on the Amendment No. 6 Effective Date in an amount set forth on Schedule A to Amendment No. 6. The aggregate amount of Series A New Term Loan Commitments as of the Amendment No. 6 Effective Date is $400,000,000.

“Series A New Term Loan Lender” shall mean a Lender with a Series A New Term Loan Commitment or an outstanding Series A New Term Loan.

“Series A New Term Loan Maturity Date” shall mean February 28, 2027 (or, if such date is not a Business Day, the first Business Day thereafter).

“Series A New Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(c)(ii).

“Series A New Term Loan Repayment Date” shall have the meaning provided in Section 2.5(c)(ii).

“Similar Business” shall mean any business conducted or proposed to be conducted by Holdings and the Restricted Subsidiaries on the Closing Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Sold Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Solvent” shall mean, after giving effect to the consummation of the Transactions, that (a) the Fair Value of the assets of the U.S. Borrower, the Spinco Borrower and their Restricted Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities, (b) the Present Fair Salable Value of the assets of the U.S. Borrower, the Spinco Borrower and their Restricted Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; (c) the U.S. Borrower, the Spinco Borrower and their Restricted Subsidiaries taken as a whole do not have Unreasonably Small Capital; and (d) the U.S. Borrower, the Spinco Borrower and their Restricted Subsidiaries taken as a whole will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature.

“Specified Disposition” shall mean any sale, conveyance, transfer, distribution or other disposition, whether in a single transaction or a series of related transactions, of property or assets (whether tangible or intangible) of Holdings or any Restricted Subsidiary, that, when taken together with the aggregate Fair Market Value of all other Specified Dispositions, does not exceed an aggregate Fair Market Value for all Specified Dispositions of 7.5% of the Consolidated Total Assets of Holdings and the Restricted Subsidiaries at such date.

“Specified Existing Revolving Credit Commitment” shall have the meaning provided in Section 2.14(g)(ii).

“Specified Representations” shall mean the representations and warranties with respect to Holdings and the Borrowers set forth in Sections 8.1(a) (with respect to the Borrowers only), 8.2 (as related to the borrowing under, guaranteeing under, granting of security interests in the Collateral to, and performance of, the Credit Documents), 8.3(c) (with respect to the Borrowers only and as related to the borrowing under, guaranteeing under, granting of security interests in the Collateral to, and performance of, the Credit Documents), 8.5, 8.7, 8.17 and 8.18 of this Agreement and in Sections 3.2(a) and (b) of the U.S. Security Agreement and Section 5(d) of the U.S. Pledge Agreement.

“Specified Transaction” shall mean, with respect to any period, any Investment (including any Permitted Acquisition), any Asset Sale, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, New Term Loan, Additional Term Loan, New Revolving Credit Commitment or other event that by the terms of this Agreement requires “Pro Forma Compliance”

“Term Loan Lender” shall mean, at any time, any Lender that has a Term Loan Commitment or an outstanding Term Loan.

“Term Loans” shall mean the 2020 GDI Tranche B-2 Dollar Term Loans, the 2020 GDI Tranche B-2 Euro Term Loans, 2020 Spinco Tranche B-1 Dollar Term Loans, any New Term Loans, any Additional Term Loans, any Replacement Term Loans and any Extended Term Loans, collectively.

“Test Period” shall mean, for any determination under this Agreement, the four consecutive fiscal quarters of Holdings then last ended and for which Section 9.1 Financials shall have been required to be delivered to the Administrative Agent (or, before the first delivery of Section 9.1 Financials, the most recent period of four fiscal quarters at the end of which financial statements are available).

“Title Policy” shall have the meaning provided in Section 9.14(d)(ii).

“Total 2020 GDI Tranche B-2 Dollar Term Loan Commitment” shall mean the sum of the 2020 GDI Tranche B-2 Dollar Term Loan Commitments of all Lenders.

“Total 2020 GDI Tranche B-2 Euro Term Loan Commitment” shall mean the sum of the 2020 GDI Tranche B-2 Euro Term Loan Commitments of all Lenders.

“Total Credit Exposure” shall mean, at any date, the sum, without duplication, of (a) the Total Revolving Credit Commitment at such date (or, if the Total Revolving Credit Commitment shall have terminated on such date, the aggregate Revolving Credit Exposure of all Lenders at such date), (b) the Total Term Loan Commitment at such date and (c) without duplication of clause (b), the Dollar Equivalent of the aggregate outstanding principal amount of all Term Loans at such date.

“Total Leverage Test” shall mean, as of any date of determination, with respect to the last day of the most recently ended Test Period, either (a) the Consolidated Total Debt to Consolidated EBITDA Ratio shall be no greater than 5.00:1.00 or (b) if the Consolidated Total Debt to Consolidated EBITDA Ratio shall be greater than 5.00:1.00, the Consolidated Total Debt to Consolidated EBITDA Ratio shall be less than or equal to the Consolidated Total Debt to Consolidated EBITDA Ratio immediately prior to any such incurrence and all transactions consummated in connection therewith.

“Total Revolving Credit Commitment” shall mean the sum of the Revolving Credit Commitments of all the Lenders.

“Total Series A New Term Loan Commitment” shall mean the sum of the Series A New Term Loan Commitments of all Lenders.

“Total Term Loan Commitment” shall mean the sum of the 2020 GDI Tranche B-2 Dollar Term Loan Commitments, the 2020 GDI Tranche B-2 Euro Term Loan Commitments and the New Term Loan Commitments, if applicable, of all the Lenders.

“Tranche B-1 Dollar Term Loan Lender” shall mean a Lender with an outstanding Tranche B-1 Dollar Term Loan.

“Tranche B-1 Dollar Term Loans” shall mean the term loans denominated in Dollars made to the U.S. Borrower on the Amendment No. 2 Effective Date pursuant to the terms of this Agreement as then in effect.

of the Test Period; provided that when calculating the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio for purposes of the definition of the “Commitment Fee Rate” and for purposes of determining compliance with Section 10.7 (other than for the purpose of determining compliance with Section 10.7 on a Pro Forma Basis as a condition to taking any action under this Agreement), any such Investments, acquisitions, dispositions, mergers, consolidations, and disposed operations that occurred subsequent to the end of the applicable Test Period shall not be given Pro Forma Effect. If, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into Holdings or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation, or disposed operation that would have required adjustment pursuant to this clause (a), then the Fixed Charge Coverage Ratio, Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio, Consolidated Senior Secured Debt to Consolidated EBITDA Ratio and Consolidated Total Debt to Consolidated EBITDA Ratio shall be calculated giving Pro Forma Effect thereto for such Test Period as if such Investment, acquisition, disposition, merger, consolidation, or disposed operation had occurred at the beginning of the Test Period. Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, the Fixed Charge Coverage Ratio, Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio, Consolidated Senior Secured Debt to Consolidated EBITDA Ratio and Consolidated Total Debt to Consolidated EBITDA Ratio) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts in connection with such substantially concurrent incurrence, except that incurrences of Indebtedness and Liens constituting Fixed Amounts shall be taken into account for purposes of Incurrence-Based Amounts other than Incurrence-Based Amounts contained in Section 10.1 or Section 10.2. In connection with the incurrence of any Indebtedness pursuant to Section 2.14, the definitions of Required Lenders, Required Revolving Credit Lenders, Required 2020 GDI Tranche B-2 Dollar Term Loan Lenders, Required 2020 GDI Tranche B-2 Euro Term Loan Lenders ~~and~~, Required 2020 Spinco Tranche B-1 Dollar Term Loan Lenders and Required Series A New Term Loan Lenders, as applicable, shall be calculated on a Pro Forma Basis in accordance with this Section 1.7, Section 2.14 and the definition of Maximum Incremental Facilities Amount (except to the extent the incurrence of such Indebtedness is not permitted pursuant to Section 2.14 without giving effect such Pro Forma Basis calculation).

(b)      Whenever Pro Forma Effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Holdings or the U.S. Borrower (and may include, for the avoidance of doubt and without duplication, cost savings, operating expense enhancements and operating expense reductions resulting from such Investment, acquisition, merger, or consolidation which is being given Pro Forma Effect that have been or are expected to be realized; provided that such costs savings, operating expense enhancements and operating expense reductions are made in compliance with the definition of Pro Forma Adjustment). If any Indebtedness bears a floating rate of interest and is being given Pro Forma Effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account for such entire period, any Hedging Obligation applicable to such Indebtedness with a remaining term of 12 months or longer, and in the case of any Hedging Obligation applicable to such Indebtedness with a remaining term of less than 12 months, taking into account such Hedging Obligation to the extent of its remaining term). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Holdings or the U.S. Borrower to be the rate of interest

Type and (B) may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed.

(v)           Subject to and upon the terms set forth herein and the terms and conditions set forth in Amendment No. 6, upon the occurrence of the Amendment No. 6 Effective Date, each Series A New Term Loan Lender severally agrees to make a Series A New Term Loan in Dollars to the U.S. Borrower on the Amendment No. 6 Effective Date in a principal amount equal to its Series A New Term Loan Commitment. Such Series A New Term Loans (A) may at the option of the U.S. Borrower be incurred and maintained as, and/or converted into, ABR Loans or LIBOR Loans, provided that all Series A New Term Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type, and (B) may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed.

(b)          _(i)         Subject to and upon the terms and conditions herein set forth:

(A)     [reserved];

(B)     [reserved];

(C)     [reserved]; and

(D)     each 2019 Revolving Credit Lender severally agrees to make

2019 Revolving Credit Loans denominated in Dollars, Euros or Pounds Sterling to the Borrowers as elected by the applicable Borrower pursuant to Section 2.2 from its applicable lending office (each such loan, a “2019 Revolving Credit Loan” or a “Revolving Credit Loan”) in an aggregate Dollar Equivalent principal amount not to exceed at any time outstanding the amount of such Lender’s 2019 Revolving Credit Commitment;

provided that any of the foregoing such Revolving Credit Loans (A) shall be made at any time and from time to time on and after the Closing Date and prior to the Revolving Credit Maturity Date, (B) may, at the option of the applicable Borrower be incurred and maintained as, and/or converted into, ABR Loans (solely in the case of Revolving Credit Loans denominated in Dollars) or LIBOR Loans that are Revolving Credit Loans, provided that all Revolving Credit Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Credit Loans of the same Type, (C) may be repaid and reborrowed in accordance with the provisions hereof (for this purpose using the Dollar Equivalent of all Revolving Credit Loans), (D) shall not, for any Lender at any time, after giving effect thereto and to the application of the proceeds thereof, result in such Lender’s Revolving Credit Exposure in respect of any Class at such time exceeding such Lender’s Revolving Credit Commitment in respect of such Class at such time, (E) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Lenders’ Revolving Credit Exposures at such time exceeding the Total Revolving Credit Commitment then in effect or the aggregate amount of the Lenders’ Revolving Credit Exposures of any Class at such time exceeding the aggregate Revolving Credit Commitment with respect to such Class, (F) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the Aggregate Multicurrency Exposure at such time exceeding the Multicurrency Sublimit then in effect, (G) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time prior to the satisfaction of the 2019 Increased Availability Condition in the aggregate amount of the 2019 Revolving Credit Lenders’ Revolving Credit Exposures at such time exceeding $450,000,000 ~~and~~, (H) if after giving effect thereto the sum of (I) the aggregate Dollar Equivalent principal amount of all Revolving Credit Loans and Swingline Loans then outstanding and (II) the aggregate non-Cash Collateralized Letters of Credit Outstanding at such time exceeds $300,000,000, shall not result in the Consolidated Senior Secured Debt to Consolidated EBITDA Ratio exceeding 7.00:1.00 (calculated on a Pro Forma Basis giving effect to all Investments, acquisitions, dispositions, mergers, consolidations and disposed operations since the last day of the most recently ended Test Period (and the change in Consolidated EBITDA resulting therefrom)) and (I) in the case of a Borrowing of New Revolving Loans by the German Borrower, shall be subject to the terms and conditions set forth in Section 21 of Amendment No. 6.

(ii)         Each Lender may, at its option, make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that (A) any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan and (B) in exercising such option, such Lender shall use its reasonable efforts to minimize any increased costs to the applicable Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.10 shall apply). On the Revolving Credit Maturity Date, all Revolving Credit Loans shall be repaid in full.

(c)           Subject to and upon the terms and conditions herein set forth, the Swingline Lender in its individual capacity agrees, at any time and from time to time on and after the Closing Date and prior to the Swingline Maturity Date, to make a loan or loans (each a “Swingline Loan” and, collectively the “Swingline Loans”) to the U.S. Borrower in Dollars, which Swingline Loans (i) shall be ABR Loans, (ii) shall have the benefit of the provisions of Section 2.1(d), (iii) shall not exceed at any time outstanding the Swingline Commitment, (iv) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Lenders’ Revolving Credit Exposures at such time exceeding the 2019 Revolving Credit Commitment then in effect, (v) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time prior to the satisfaction of the 2019 Increased Availability Condition in the aggregate amount of the 2019 Revolving Credit Lenders’ Revolving Credit Exposures at such time exceeding $450,000,000 and (vi) may be repaid and reborrowed in accordance with the provisions hereof. On the Swingline Maturity Date, all Swingline Loans shall be repaid in full. The Swingline Lender shall not make any Swingline Loan after receiving a written notice from Holdings, or the U.S. Borrower, Administrative Agent or the Required Revolving Credit Lenders stating that a Default or Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice of (A) rescission of all such notices from the party or parties originally delivering such notice or (B) the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1. The Swingline Lender agrees that none of the Foreign Borrowers are Guarantors of the U.S. Borrower’s Obligation for repayment of any Swingline Loan.

(d)           On any Business Day, the Swingline Lender may, in its sole discretion, give notice to each Revolving Credit Lender that all then-outstanding Swingline Loans shall be funded with a Borrowing of Revolving Credit Loans denominated in Dollars, in which case Revolving Credit Loans denominated in Dollars constituting ABR Loans (each such Borrowing, a “Mandatory Borrowing”) shall be made on the immediately succeeding Business Day by each Revolving Credit Lender pro rata based on each Lender’s Revolving Credit Commitment Percentage, and the proceeds thereof shall be applied directly to the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each Revolving Credit Lender hereby irrevocably agrees to make such Revolving Credit Loans upon one Business Day’s notice pursuant to each Mandatory Borrowing in the amount and in the manner Administrative Agent shall promptly notify the applicable Borrower and such Borrower shall immediately pay such corresponding amount to the Administrative Agent in the applicable currency. The Administrative Agent shall also be entitled to recover from such Lender or such Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to such Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Overnight Rate or (ii) if paid by such Borrower, the then-applicable rate of interest or fees, calculated in accordance with Section 2.8, for the respective Loans.

(c)           Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to, fulfill its commitments hereunder or to prejudice any rights that a Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

2.5           Repayment of Loans; Evidence of Debt

(a)           Each Borrower shall repay to the Administrative Agent for the benefit of the Revolving Credit Lenders, on the Revolving Credit Maturity Date, the then outstanding Revolving Credit Loans made to such Borrower in currency in which such Revolving Credit Loans are denominated. Each Borrower shall repay to the Swingline Lender, on the Swingline Maturity Date, the then outstanding Swingline Loans made to such Borrower in Dollars. The U.S. Borrower shall repay to the Administrative Agent, for the benefit of the applicable Lenders, on the 2020 GDI Tranche B-2 Dollar Term Loan Maturity Date, the then-outstanding 2020 GDI Tranche B-2 Dollar Term Loans made to the U.S. Borrower, in Dollars. The U.S. Borrower shall repay to the Administrative Agent, for the benefit of the applicable Lenders, on the 2020 GDI Tranche B-2 Euro Term Loan Maturity Date, the then-outstanding 2020 GDI Tranche B-2 Euro Term Loans made to the U.S. Borrower, in Euros. The U.S. Borrower shall repay to the Administrative Agent, for the benefit of the applicable Lenders, on the Series A New Term Loan Maturity Date, the then-outstanding Series A New Term Loans made to the U.S. Borrower, in Dollars. The Spinco Borrower shall repay to the Administrative Agent, for the benefit of the applicable Lenders, on the 2020 Spinco Tranche B-1 Dollar Term Loan Maturity Date, the then-outstanding 2020 Spinco Tranche B-1 Dollar Term Loans made to the Spinco Borrower, in Dollars. With respect to any Additional Term Loans, the applicable Borrower shall repay to the Administrative Agent, for the benefit of the applicable Lenders, or to the applicable Lenders, on the applicable Additional Term Loan Maturity Date for such Additional Term Loan, the then-outstanding amount of such applicable Additional Term Loans.

(b)           (i) The U.S. Borrower shall repay to the Administrative Agent, in Dollars, for the benefit of the 2020 GDI Tranche B-2 Dollar Term Loan Lenders, on each date set forth below (or, if not a Business Day, the immediately preceding Business Day) (each, a “2020 GDI Tranche B-2 Dollar Term Loan Repayment Date”), a principal amount in respect of the 2020 GDI Tranche B-2 Dollar Term Loans made to the U.S. Borrower equal to (x) the outstanding principal amount of 2020 GDI Tranche B-2 Dollar Term Loans made to the U.S. Borrower on the Amendment No. 5 Effective Date multiplied by (y) the percentage set forth below opposite such 2020 GDI Tranche B-2 Dollar Term Loan Repayment Date (each, a “2020 GDI Tranche B-2 Dollar Term Loan Repayment Amount”):

Date	Percentage
June 30, 2020	0.25%
September 30, 2020	0.25%
December 31, 2020	0.25%
September 30, 2025	0.25%
December 31, 2025	0.25%
March 31, 2026	0.25%
June 30, 2026	0.25%
September 30, 2026	0.25%
December 31, 2026	0.25%
2020 Spinco Tranche B-1 Dollar Term Loan Maturity Date	Remaining outstanding amounts

(c)

(i)          ~~(c)~~ In the event that any New Term Loans are made, such New Term Loans shall, subject to Section 2.14(d), be repaid by the applicable Borrower in the amounts (each, a “New Term Loan Repayment Amount”) and on the dates (each a “New Term Loan Repayment Date”) set forth in the applicable Joinder Agreement, provided that the Series A New Term Loans shall be repaid by the U.S. Borrower as set forth in Section 2.5(c)(ii).

(ii)         The U.S. Borrower shall repay to the Administrative Agent, in Dollars, for the benefit of the Series A New Term Loan Lenders, on each date set forth below (or, if not a Business Day, the immediately preceding Business Day) (each, a “Series A New Term Loan Repayment Date”), a principal amount in respect of the Series A New Term Loans equal to (x) the outstanding principal amount of Series A New Term Loans on the Amendment No. 6 Effective Date multiplied by (y) the percentage set forth below opposite such Series A New Term Loan Repayment Date (each, a “Series A New Term Loan Repayment Amount”):

Date	Percentage
September 30, 2020	0.25%
December 31, 2020	0.25%
March 31, 2021	0.25%
June 30, 2021	0.25%
September 30, 2021	0.25%
December 31, 2021	0.25%
March 31, 2022	0.25%
June 30, 2022	0.25%
September 30, 2022	0.25%
December 31, 2022	0.25%
March 31, 2023	0.25%
June 30, 2023	0.25%
September 30, 2023	0.25%
December 31, 2023	0.25%
March 31, 2024	0.25%
June 30, 2024	0.25%
September 30, 2024	0.25%
December 31, 2024	0.25%
March 31, 2025	0.25%
June 30, 2025	0.25%
September 30, 2025	0.25%
December 31, 2025	0.25%
March 31, 2026	0.25%
June 30, 2026	0.25%
September 30, 2026	0.25%
December 31, 2026	0.25%
Series A New Term Loan Maturity Date	Remaining outstanding amounts

.

(iii)          In the event that any Extended Term Loans are established, such Extended Term Loans shall, subject to Section 2.14(g), be repaid by the applicable Borrower in the amounts (each such amount with respect to any Extended Repayment Date, an “Extended Term Loan Repayment Amount”) and on the dates (each, an “Extended Repayment Date”) set forth in the applicable Extension Amendment.

(d)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each applicable Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

(e)           The Administrative Agent shall maintain the Register pursuant to Section 13.6(b), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, whether such Loan is a 2020 GDI Tranche B-2 Dollar Term Loan, 2020 GDI Tranche B-2 Euro Term Loan, 2020 Spinco Tranche B-1 Dollar Term Loan, Series A New Term Loan, other New Term Loan, Additional Term Loans, Replacement Term Loan, Revolving Credit Loan or Swingline Loan, as applicable, the Type of each Loan made, the currency in which made, the name of the applicable Borrower and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from such Borrower and each Lender’s share thereof.

(f)            The entries made in the Register and accounts and subaccounts maintained pursuant to clauses (d) and (e) of this Section 2.5 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of a Borrower therein recorded; provided, however, that the failure of any Lender, the Administrative Agent or the Swingline Lender to maintain such account, such Register or subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

2.6           Conversions and Continuations

(a)           Subject to the penultimate sentence of this clause (a), (x) each Borrower shall have the option on any Business Day to convert all or a portion equal to at least $5,000,000 (or the Dollar Equivalent thereof) of the outstanding principal amount of Term Loans of one Type or Revolving Credit Loans of one Type into a Borrowing or Borrowings of another Type and (y) each Borrower shall have the option on any Business Day to continue the outstanding principal amount of any LIBOR Loans as LIBOR Loans for an additional Interest Period, provided that (i) no partial conversion of LIBOR Loans shall reduce the outstanding principal amount of LIBOR Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) ABR Loans may not be converted into LIBOR Loans if a Default or Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such conversion, (iii) LIBOR Loans may not be continued as LIBOR Loans for an additional Interest Period if a Default or Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation and (iv) Borrowings resulting from conversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2. Each such conversion or continuation shall be effected by the applicable Borrowers by giving the Administrative Agent at the Administrative Agent’s Office prior to 1:00 p.m. (New York City time) at least (A) three Business Days’ notice, in the case of a continuation of or conversion to LIBOR Loans or (B) one Business Day’s notice in the case of a conversion into ABR Loans prior written notice (each, a “Notice of Conversion or Continuation”) specifying the Loans to be so converted or continued, the Type of Loans to be converted or continued into and, if such Loans are to be converted into or continued as LIBOR Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each applicable Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans.

(b)           If any Default or Event of Default is in existence at the time of any proposed continuation of any LIBOR Loans denominated in Dollars and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, such LIBOR Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of LIBOR Loans (other than Borrowings of LIBOR Loans denominated in Euro or Alternative Currencies), a Borrower has failed to elect a new Interest Period to be applicable thereto as provided in clause (a), such Borrower shall be deemed to have elected to convert such Borrowing of LIBOR Loans into a Borrowing of ABR Loans, effective as of the expiration date of such current Interest Period. Notwithstanding the foregoing, with respect to the Borrowings of LIBOR Loans denominated in Euro or Alternative Currencies, in connection with the occurrence of any of the events described in the preceding two sentences, at the expiration of the then current Interest Period each such Borrowing shall be automatically continued as a Borrowing of LIBOR Loans with an Interest Period of one month.

(c)           No Loan may be converted into or continued as a Loan denominated in a different currency.

2.7           Pro Rata Borrowings. Each Borrowing of 2020 GDI Tranche B-2 Dollar Term Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable 2020 GDI Tranche B-2 Dollar Term Loan Commitments. Each Borrowing of 2020 GDI Tranche B-2 Euro Term Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable 2020 GDI Tranche B-2 Euro Term Loan Commitments. Each Borrowing of Series A New Term Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable Series A New Term Loan Commitments. All Borrowings of Revolving Credit Loans of each Borrower shall be allocated pro rata relative to Commitments across the 2019 Revolving Credit Facility. Each Borrowing of Revolving Credit Loans under this Agreement shall be made by the Revolving Credit Lenders pro rata on the basis of their then-applicable Revolving Credit Commitment Percentages. Each Borrowing of New Term Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable New Term Loan Commitments. It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender severally but not jointly shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder and (b) other than as expressly provided herein with respect to a Defaulting Lender, failure by a Lender to perform any of its obligations under any of the Credit Documents shall not release any Person from performance of its obligation under any Credit Document.

2.8           Interest

premium or penalty, in whole or in part from time to time on the following terms and conditions: (i) such Borrower shall give the Administrative Agent at the Administrative Agent’s Office written notice of its intent to make such prepayment, the amount of such prepayment and (in the case of LIBOR Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by such Borrower no later than 12:00 Noon (New York City time) (A) in the case of LIBOR Loans denominated in Dollars or Euro, three Business Days prior to, (B) in the case of LIBOR Loans denominated in an Alternative Currency, four Business Days prior to, (C) in the case of ABR Loans (other than Swingline Loans), one Business Day prior to or (D) in the case of Swingline Loans, on, the date of such prepayment and shall promptly be transmitted by the Administrative Agent to each of the Lenders or the Swingline Lender, as the case may be; (ii) except as otherwise agreed by the Administrative Agent and the applicable Borrower, each partial prepayment of (A) any Borrowing of LIBOR Loans denominated in Dollars or any Alternative Currency other than Euro shall be in a minimum amount of $5,000,000 (or the Dollar Equivalent thereof) and in multiples of $1,000,000 (or the Dollar Equivalent thereof) in excess thereof, (B) any ABR Loans (other than Swingline Loans) shall be in a minimum amount of $1,000,000 and in multiples of $100,000 in excess thereof, (C) any Loans denominated in Euro shall be in a minimum amount of €5,000,000 and in multiples of €1,000,000 in excess thereof and (D) Swingline Loans shall be in a minimum amount of $500,000 and in multiples of $100,000 in excess thereof, provided that no partial prepayment of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding LIBOR Loans made pursuant to such Borrowing to an amount less than the applicable Minimum Borrowing Amount for such LIBOR Loans and (iii) in the case of any prepayment of LIBOR Loans pursuant to this Section 5.1 on any day other than the last day of an Interest Period applicable thereto, such Borrower shall, after receipt of a written request by any applicable Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent for the account of such Lender any amounts required pursuant to Section 2.11. Each prepayment in respect of any Term Loans pursuant to this Section 5.1 shall be (x) applied to the Class or Classes of Term Loans as such Borrower may specify and (y) applied to reduce 2020 GDI Tranche B-2 Dollar Term Loan Repayment Amounts, 2020 GDI Tranche B-2 Euro Term Loan Repayment Amounts, 2020 Spinco Tranche B-1 Dollar Term Loan Repayment Amounts, any New Term Loan Repayment Amounts (including the Series A New Term Loan Repayment Amounts) and, subject to Section 2.14(g), Extended Term Loan Repayment Amounts, as the case may be, in each case, in such order as such Borrower may specify (and absent such direction, in direct order of maturity thereof). At the applicable Borrower’s election in connection with any prepayment pursuant to this Section 5.1, such prepayment shall not be applied to any Term Loan or Revolving Credit Loan of a Defaulting Lender. Notwithstanding the foregoing, such Borrower may not repay Extended Term Loans of any Extension Series unless such prepayment is accompanied by a pro rata repayment of Term Loans of the Existing Term Loan Class from which such Extended Term Loans were converted (or such Term Loans of the Existing Term Loan Class have otherwise been repaid in full).

(b)           In the event that, prior to the date that is six months after the Amendment No. 5 Effective Date, the U.S. Borrower or Spinco Borrower, as the case may be, (i) makes any prepayment of 2020 GDI Tranche B-2 Dollar Term Loans, 2020 GDI Tranche B-2 Euro Term Loans or 2020 Spinco Tranche B-1 Dollar Term Loans, as applicable, in connection with any Repricing Transaction the primary purpose (as determined by such Borrower in good faith) of which is to decrease the Effective Yield on such 2020 GDI Tranche B-2 Dollar Term Loans, 2020 GDI Tranche B-2 Euro Term Loans or 2020 Spinco Tranche B-1 Dollar Term Loans, as applicable, or (ii) effects any amendment of this Agreement resulting in a Repricing Transaction the primary purpose of which is to decrease the Effective Yield on such 2020 GDI Tranche B-2 Dollar Term Loans, 2020 GDI Tranche B-2 Euro Term Loans or 2020 Spinco Tranche B-1 Dollar Term Loans, as applicable, such Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (x) in the case of clause (i), a prepayment premium of 1.00% of the principal amount of such 2020 GDI Tranche B-2 Dollar Term Loans, 2020 GDI Tranche B-2 Euro Term Loans or 2020 Spinco Tranche B-1 Dollar Term Loans, as applicable, being prepaid in connection with such Repricing Transaction and (y) in the case of clause (ii), an amount equal to 1.00% of the aggregate amount of such 2020 GDI Tranche B-2 Dollar Term Loans, 2020 GDI Tranche B-2 Euro Term Loans or 2020 Spinco Tranche B-1 Dollar Term Loans, as applicable, outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such Repricing Transaction.

(c)          In the event that, prior to the date that is six months after the Amendment No. 6 Effective Date, the U.S. Borrower (i) makes any prepayment of Series A New Term Loans in connection with any Repricing Transaction the primary purpose (as determined by the U.S. Borrower in good faith) of which is to decrease the Effective Yield on such Series A New Term Loans or (ii) effects any amendment of this Agreement resulting in a Repricing Transaction the primary purpose of which is to decrease the Effective Yield on the Series A New Term Loans, the U.S. Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (x) in the case of clause (i), a prepayment premium of 1.00% of the principal amount of such Series A New Term Loans being prepaid in connection with such Repricing Transaction and (y) in the case of clause (ii), an amount equal to 1.00% of the aggregate amount of such Series A New Term Loans outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such Repricing Transaction.

5.2          Mandatory Prepayments.

(a)           Term Loan Prepayments.

(i)           On each occasion that a Prepayment Event occurs, the U.S. Borrower, the Spinco Borrower or other applicable Borrower, as the case may be, shall, within three Business Days after its receipt of the Net Cash Proceeds of a Debt Incurrence Prepayment Event (other than one covered by clause (iii) below) and within ten Business Days after the occurrence of any other Prepayment Event (or, in the case of Deferred Net Cash Proceeds, within ten Business Days after the Deferred Net Cash Proceeds Payment Date), prepay, in accordance with clause (c) below, Term Loans with an equivalent principal amount equal to 100% of the Net Cash Proceeds from such Prepayment Event; provided that, with respect to an Asset Sale Prepayment Event, a Casualty Event or a Permitted Sale Leaseback Prepayment Event, the percentage in this Section 5.2(a)(i) shall be reduced to (x) 50% if the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio on the date of prepayment (prior to giving effect thereto but, at the election of the U.S. Borrower, giving effect to any prepayment described in Section 5.2(a)(ii)(y) below) is less than or equal to 2.25:1.00 but greater than 2.00:1.00 and (y) 0% if the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio on the date of prepayment (prior to giving effect thereto but, at the election of the U.S. Borrower, giving effect to any prepayment described in Section 5.2(a)(ii)(y) below) is less than or equal to 2.00:1.00; provided, further, that, with respect to the Net Cash Proceeds of an Asset Sale Prepayment Event, Casualty Event or Permitted Sale Leaseback Prepayment Event, in each case solely to the extent with respect to any Collateral, the applicable Borrower may use a portion of such Net Cash Proceeds to prepay or repurchase Permitted Other Indebtedness (and with such prepaid or repurchased Permitted Other Indebtedness permanently extinguished) with a Lien on the Collateral ranking pari passu with the Liens securing the Obligations to the extent any applicable Permitted Other Indebtedness Document requires the issuer of such Permitted Other Indebtedness to prepay or make an offer to purchase such Permitted Other Indebtedness with the proceeds of such Prepayment Event, in each case in an amount not to exceed the product of (x) the amount of such Net Cash Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of the Permitted Other Indebtedness with a Lien on the Collateral ranking pari passu with the Liens securing the Obligations and with respect to which such a requirement to prepay or make an offer Columbia applies an amount equal to such Net Cash Proceeds or Excess Cash Flow to such reinvestments or prepayments as if such Net Cash Proceeds or Excess Cash Flow had been received by the U.S. Borrower, the Spinco Borrower or any other Borrower organized under the laws of the United States, any state thereof, or the District of Columbia rather than such Foreign Subsidiary, less the amount of any taxes that would have been payable or reserved against if such Net Cash Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Cash Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary) or (y) such Net Cash Proceeds or Excess Cash Flow shall be applied to the repayment of Indebtedness of a Foreign Subsidiary.

(v)           On any date on which the Spinco Borrower shall cease to be a direct or indirect Restricted Subsidiary of Holdings, the Spinco Borrower shall prepay in full all then-outstanding 2020 Spinco Tranche B-1 Dollar Term Loans, together with all accrued and unpaid interest, fees and other amounts due in respect thereof, in Dollars.

(b)           Repayment of Revolving Credit Loans. (i) If on the last day of any calendar month of the U.S. Borrower, the aggregate amount of the Lenders’ Revolving Credit Exposures (collectively, the “Aggregate Revolving Credit Outstandings”) for any reason exceeds 100% of the Total Revolving Credit Commitment then in effect, the Borrowers shall forthwith repay on such date the principal amount of Swingline Loans and, after all Swingline Loans have been paid in full, Revolving Credit Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Credit Loans, the Aggregate Revolving Credit Outstandings exceed the Total Revolving Credit Commitment then in effect, the Borrowers shall Cash Collateralize the Letters of Credit Outstanding to the extent of such excess. If on any date the aggregate amount of the Lenders’ Revolving Credit Exposures in respect of any Class of Revolving Credit Loans for any reason exceeds 100% of the Revolving Credit Commitment of such Class then in effect, the Borrowers shall forthwith repay on such date Revolving Credit Loans of such Class in an amount equal to such excess. If after giving effect to the prepayment of all outstanding Revolving Credit Loans of such Class, the Revolving Credit Exposures of such Class exceed the Revolving Credit Commitment of such Class then in effect, the Borrowers shall Cash Collateralize the Letters of Credit Outstanding in relation to such Class to the extent of such excess.

(ii)           If on any date the aggregate amount of the Lenders’ Multicurrency Exposures (collectively, the “Aggregate Multicurrency Exposures”) for any reason exceeds 105% of the Multicurrency Sublimit as then in effect, the applicable Borrower shall forthwith repay on such date Revolving Credit Loans denominated in Euro or Alternative Currency in a principal amount such that, after giving effect to such repayment, the Aggregate Multicurrency Exposures do not exceed 100% of the Multicurrency Sublimit. If, after giving effect to the prepayment of all outstanding Revolving Credit Loans denominated in Euro or Alternative Currency, the Aggregate Multicurrency Exposures exceed 100% of the Multicurrency Sublimit, the Borrowers shall Cash Collateralize the Letters of Credit Outstanding in respect of Letters of Credit denominated in Euro or Alternative Currencies to the extent of such excess.

(c)           Application to Repayment Amounts. Subject to Section 5.2(f), each prepayment of Term Loans required by Section 5.2(a)(i) or (ii) shall be allocated pro rata among the 2020 GDI Tranche B-2 Dollar Term Loans, the 2020 GDI Tranche B-2 Euro Term Loans, the 2020 Spinco Tranche B-1 Dollar Term Loans, the Series A New Term Loans, the other New Term Loans, the Additional Term Loans and the Extended Term Loans based on the applicable remaining Repayment Amounts due thereunder and shall be applied first, to accrued interest and fees due on the amount of prepayment of Term Loans and second, within each Class of Term Loans in respect of such Term Loans in direct order of maturity thereof; provided that if any Class of Extended Term Loans have been established hereunder, the Administrative Agent and Holdings (as agreed to in writing), the cost or other consequences of doing so would be excessive in view of the benefits to be obtained by the Lenders therefrom or (y) to the extent doing so would result in adverse tax consequences as reasonably determined by Holdings in a writing delivered to the Administrative Agent, Holdings will cause (i) all certificates representing Capital Stock and Stock Equivalents of any Restricted Subsidiary (other than (x) any Excluded Stock and Stock Equivalents and (y) any Capital Stock and Stock Equivalents issued by any Restricted Subsidiary for so long as such Restricted Subsidiary does not (on a consolidated basis with its Restricted Subsidiaries) constitute a Material Subsidiary) held directly by Holdings or any Guarantor, (ii) all evidences of Indebtedness in excess of the greater of (x) $35,000,000 and (y) 2.5% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time such evidence is delivered received by Holdings or any of the Guarantors in connection with any disposition of assets pursuant to Section 10.4(b) and (iii) any promissory notes executed after the Closing Date evidencing Indebtedness in excess of the greater of (x) $35,000,000 and (y) 2.5% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time such promissory note is executed of Holdings or any Subsidiary that is owing to Holdings or any Guarantor, in each case, to be delivered to the Collateral Agent as security for the Obligations accompanied by undated instruments of transfer executed in blank under the Security Documents. Notwithstanding the foregoing any promissory note among Holdings and/or its Subsidiaries need not be delivered to the Collateral Agent so long as (A) a global intercompany note superseding such promissory note has been delivered to the Collateral Agent, (B) such promissory note is not delivered to any party other than Holdings or the Subsidiaries in each case owed money thereunder and (C) such promissory note indicates on its face that it is subject to the security interest of the Collateral Agent.

9.13         Use of Proceeds.

(a)           The U.S. Borrower will use the proceeds of the Additional 2020 GDI Tranche B-2 Dollar Term Loans and the Additional 2020 GDI Tranche B-2 Euro Term Loans on the Amendment No. 5 Effective Date in manner described in Section 2.1(a). The Spinco Borrower shall have used the proceeds of the 2020 Spinco Tranche B-1 Dollar Term Loans to make the Spinco Payment. The U.S. Borrower will use the proceeds of the Series A New Term Loans for general corporate purposes (including any transaction not prohibited by the Credit Documents).

(b)          The U.S. Borrower will use Revolving Credit Loans to effect the 2019 Refinancing, and Letters of Credit, Revolving Credit Loans and Swingline Loans for working capital and general corporate purposes (including any transaction not prohibited by the Credit Documents).

(c)           The Foreign Borrowers will use Letters of Credit and Revolving Credit Loans for working capital and general corporate purposes (including any transaction not prohibited by the Credit Documents).

9.14         Further Assurances.

(a)           Holdings will, and will cause each other Credit Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents) that may be required under any applicable law, or that the Collateral Agent or the Required Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the applicable Security Documents, all at the expense of Holdings and the Restricted Subsidiaries.

date of any Lender’s Commitment or extend the final expiration date of any Letter of Credit beyond the L/C Facility Maturity Date, or increase the aggregate amount of the Commitments of any Lender, or amend or modify any provisions of Section 5.3(a) (with respect to the ratable allocation of any payments only) and 13.8(a) and 13.20, or make any Loan, interest, Fee or other amount payable in any currency other than expressly provided herein, in each case without the written consent of each Lender directly and adversely affected thereby, or (ii) consent to the assignment or transfer by a Borrower of its rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 10.3), in each case without the written consent of each Lender directly and adversely affected thereby, or (iii) amend, modify or waive any provision of Section 12 without the written consent of the then-current Administrative Agent and Collateral Agent in a manner that directly and adversely affects such Person, or (iv) amend, modify or waive any provision of Section 3 with respect to any Letter of Credit without the written consent of each Letter of Credit Issuer directly and adversely affected thereby, or (v) amend, modify or waive any provisions hereof relating to Swingline Loans without the written consent of the Swingline Lender in a manner that directly and adversely affects such Person, or (vi) change any Revolving Credit Commitment to a Term Loan Commitment, or change any Term Loan Commitment to a Revolving Credit Commitment, in each case without the prior written consent of each Lender directly and adversely affected thereby, or (vii) release all or substantially all of the Guarantors under the Guarantees (except as expressly permitted by the Guarantees or this Agreement) or release all or substantially all of the Collateral under the Security Documents (except as expressly permitted by the Security Documents or this Agreement) without the prior written consent of each Lender, or (viii) (~~x~~w) decrease the 2020 GDI Tranche B-2 Dollar Term Loan Repayment Amount applicable to 2020 GDI Tranche B-2 Dollar Term Loans or extend any scheduled 2020 GDI Tranche B-2 Dollar Term Loan Repayment Date applicable to 2020 GDI Tranche B-2 Dollar Term Loans, in each case without the written consent of the Required 2020 GDI Tranche B-2 Dollar Term Loan Lenders, (x) decrease the 2020 GDI Tranche B-2 Euro Term Loan Repayment Amount applicable to 2020 GDI Tranche B-2 Euro Term Loans or extend any scheduled 2020 GDI Tranche B-2 Euro Term Loan Repayment Date applicable to 2020 GDI Tranche B-2 Euro Term Loans, in each case without the written consent of the Required 2020 GDI Tranche B-2 Euro Term Loan Lenders, (y) decrease the 2020 ~~GDI~~Spinco Tranche B-~~2 Euro~~1 Dollar Term Loan Repayment Amount applicable to 2020 ~~GDI~~Spinco Tranche B-~~2 Euro~~1 Dollar Term Loans or extend any scheduled 2020 ~~GDI~~Spinco Tranche B-~~2 Euro~~1 Dollar Term Loan Repayment Date applicable to 2020 ~~GDI~~Spinco Tranche B-~~2 Euro~~1 Dollar Term Loans, in each case without the written consent of the Required 2020 ~~GDI~~Spinco Tranche B-~~2 Euro~~1 Dollar Term Loan Lenders or (z) decrease the ~~2020 Spinco Tranche B-1 Dollar~~Series A New Term Loan Repayment Amount applicable to ~~2020 Spinco Tranche B-1 Dollar~~Series A New Term Loans or extend any scheduled ~~2020 Spinco Tranche B-1 Dollar~~Series A New Term Loan Repayment Date applicable to ~~2020 Spinco Tranche B-1 Dollar~~Series A New Term Loans, in each case without the written consent of the Required ~~2020 Spinco Tranche B-1 Dollar~~Series A New Term Loan Lenders or (ix) reduce the percentages specified in the definitions of the terms “Required Lenders”, “Required Revolving Credit Lenders”, “Required 2020 GDI Tranche B-2 Dollar Term Loan Lenders”, “Required 2020 GDI Tranche B-2 Euro Term Loan Lenders”, “Required 2020 Spinco Tranche B-1 Dollar Term Loan Lenders”, or “Required Series A New Term Loan Lenders” or amend, modify or waive any provision of this Section 13.1 that has the effect of altering the number of Lenders that must approve any amendment, modification or waiver, in each case without the written consent of each Lender directly and adversely affected thereby.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except (x) that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders) and (y) for any such Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

(d)           Any Lender may, without the consent of the Borrowers or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 13.6 shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. Each Borrower hereby agrees that, upon request of any Lender at any time and from time to time after such Borrower has made its initial borrowing hereunder, such Borrower shall provide to such Lender, at such Borrower’s own expense, a promissory note, substantially in the form of Exhibit H-1 or H-2, as applicable, evidencing the 2020 GDI Tranche B-2 Dollar Term Loans, 2020 GDI Tranche B-2 Euro Term Loans, 2020 Spinco Tranche B-1 Dollar Term Loans, any New Term Loans, Additional Term Loans and Revolving Credit Loans and Swingline Loans, respectively, owing to such Lender.

(e)           Subject to Section 13.16, each Borrower authorizes each Lender to disclose to any Participant, secured creditor of such Lender or assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning such Borrower and its Affiliates that has been delivered to such Lender by or on behalf of such Borrower and its Affiliates pursuant to this Agreement or that has been delivered to such Lender by or on behalf of such Borrower and its Affiliates in connection with such Lender’s credit evaluation of such Borrower and its Affiliates prior to becoming a party to this Agreement.

(f)            The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(g)           SPV Lender. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (a “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after